EXHIBIT 2.2


                            Dated 15 December 2004


                         CNOOC FINANCE (2004) LIMITED

                                      and

                                 CNOOC LIMITED

                                      and

                J.P. MORGAN CORPORATE TRUSTEE SERVICES LIMITED


                                  TRUST DEED


                                 constituting


      US$1,000,000,000 Zero Coupon Guaranteed Convertible Bonds due 2009


                      Convertible into ordinary Shares of


                                 CNOOC Limited

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                               Table of Contents


Contents                                                                   Page

1      Interpretation.........................................................1

2      Amount of the Bonds and Covenant to Pay................................5

3      Form of the Bonds and Certificates; Issue of the Bonds.................7

4      Stamp Duties and Taxes.................................................8

5      Covenants relating to the Conversion Rights............................8

6      Notices Relating to the Conversion Rights.............................11

7      Adjustments to the Conversion Price...................................13

8      Consolidation, Amalgamation or Merger.................................20

9      Application of Moneys Received by the Trustee.........................21

10     General Covenants.....................................................21

11     Remuneration and Indemnification of the Trustee.......................24

12     Provisions Supplemental to the Trustee Act 1925 and
         the Trustee Act 2000................................................25

13     Trustee Liable for Negligence.........................................28

14     Waiver and Proof of Default...........................................28

15     Trustee not Precluded from Entering into Contracts....................29

16     Modification and Substitution.........................................29

17     Currency Indemnity....................................................30

18     Appointment, Retirement and Removal of the Trustee....................31

19     Communications........................................................31

20     Further Issues........................................................32

21     Governing Law, Third Party Rights and Jurisdiction....................32

22     Counterparts..........................................................33

SCHEDULE 1 Form of Certificate...............................................34

SCHEDULE 2 Form of Global Certificate........................................39

SCHEDULE 3 Provisions for Meetings of Bondholders............................46


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This Trust Deed is made on 15 December 2004 between:

(1) CNOOC FINANCE (2004) LIMITED, a company incorporated in the British Virgin Islands whose registered office is at Romasco Place, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands (the "Issuer");

(2) CNOOC LIMITED, a company incorporated in Hong Kong whose registered office is at 65/F, Bank of China Tower, One Garden Road, Central, Hong Kong (the "Guarantor"); and

(3) J.P. MORGAN CORPORATE TRUSTEE SERVICES LIMITED, whose principal office is situated at Trinity Tower, 9 Thomas More Street, London E1W 1YT (the "Trustee", which expression, where the context so admits, includes all persons for the time being the trustee or trustees of this Trust Deed).

Whereas:

(A) The Issuer has (pursuant to a resolution of its Board of Directors dated 25 November 2004) authorised the issue of US$1,000,000,000 Zero Coupon Guaranteed Convertible Bonds due 2009 convertible into ordinary shares of the Guarantor to be constituted by this Trust Deed.

(B) The Guarantor has authorised the giving of the guarantee and the grant of the rights of conversion in respect of the Bonds.

(C) The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

This Deed witnesses and it is declared as follows:


1      Interpretation

1.1    Definitions: The following expressions have the following meanings:

       "Accounts" means, in relation to the Guarantor and a Fiscal Period, its balance sheet and profit and loss accounts for that Fiscal Period, which shall be consolidated if the Guarantor has Subsidiaries the accounts of which should be consolidated under the laws or regulations of Hong Kong or under auditing standards or practices generally accepted in Hong Kong;

       "ADSs" means the American Depositary Shares of the Guarantor each representing 100 Shares of the Guarantor;

       "Agency Agreement" means the Paying and Conversion Agency Agreement dated 15 December 2004, as amended or supplemented from time to time, between the Issuer, the Guarantor, the Trustee, the Registrar and the Agents, whereby the Registrar and the Agents are appointed and includes any other agreements related to it, as amended or supplemented from time to time, approved in writing by the Trustee appointing Successor Agents or a Successor Registrar;

       "Agents" means the Principal Agent and the other paying, conversion and transfer agents appointed under the Agency Agreement, at their specified offices, and their Successors;

       "Alternative Stock Exchange" has the meaning set out in Condition 5.4.1;

       "Auditors" means, in relation to the Issuer or the Guarantor, the auditors for the time being of the Issuer or the Guarantor, as the case may be, or, if they are unable or unwilling to carry out any action requested of them under this Trust Deed, such other firm of accountants as may be nominated by the Issuer or the Guarantor, as the case may be, and approved in writing by the Trustee for the purpose (such approval not to be unreasonably withheld or delayed) and failing such nomination, as may be appointed by the Trustee;



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       "Bondholder" or, in respect of a Bond, "holder" means a person in whose name a Bond is registered in the register of Bondholders;

       "Bonds" means the Bonds, in the denomination of US$1,000 each, in registered form comprising the US$1,000,000,000 Zero Coupon Guaranteed Convertible Bonds due 2009, constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number or principal amount of them;

       "Capital Distribution" has the meaning set out in Condition 5.4.2;

       "Cash Settlement Amount" has the meaning set out in Condition 5.2.4;

       "Cash Settlement Option" has the meaning set out in Condition 5.2.4;

       "Certificate" means a certificate, substantially in the form set out in
       Schedule 1, issued in the name of the holder of one or more Bonds; and, except in Clause 3, includes the Global Certificate;

       "Clearstream" means Clearstream Banking, societe anonyme, incorporated under the laws of the Grand Duchy of Luxembourg or any successor securities clearing agency;

       "Closing Price" has the meaning set out in Condition 5.4.3;

       "Conditions" means the terms and conditions set out in Schedule 1 as from time to time modified in accordance with this Trust Deed, and as modified, in their application to Bonds in respect of which the Global Certificate is issued, by the provisions of the Global Certificate, and any reference to a particularly numbered Condition shall be construed accordingly;

       "Conversion Date" has the meaning set out in Condition 5.2.1(ii);

       "Conversion Notice" means the written notice in a form previously approved by the Trustee required to accompany Certificates deposited for the purposes of conversion of Bonds, the initial form of which is set out in Exhibit A to the Agency Agreement;

       "Conversion Period" has the meaning set out in Condition 5.1.1;

       "Conversion Price" has the meaning set out in Condition 5.1.3;

       "Conversion Right" has the meaning set out in Condition 5.1.1;

       "Current Market Price" has the meaning set out in Condition 5.4.4;

       "Definitive Certificate" has the meaning ascribed to it in the Global Certificate;

       "Depositary" means JPMorgan Chase Bank, National Association, as depositary of the ADSs;

       "Deposit Agreement" means the Deposit Agreement entered into between the Guarantor and the Depositary on 15 January 2001, relating to the ADSs;

       "Depositary Facility" means the ADS depositary facility;

       "Dividend" has the meaning set out in Condition 5.4.5;

       "Employee Share Scheme" means a scheme approved by the Guarantor at a general meeting (whether before or after the date hereof) pursuant to which Shares or other securities (including rights, warrants or options) are (or may be) issued, offered, exercised, allotted, appropriated, modified or granted to or for the benefit of employees or former employees (including directors holding or formerly holding executive office) or other eligible participants of the Guarantor or any Subsidiary or any associated company of the Issuer pursuant to any share scheme or plan (including a dividend reinvestment plan);

       "Equivalent Amount" has the meaning set out in Condition 5.2.3(iv);



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       "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear
       System, or any successor securities clearing agency;

       "Event of Default" means any of the events described in Condition 9.1;

       "Extraordinary Dividend" has the meaning set out in Condition 5.4.6;

       "Extraordinary Resolution" has the meaning set out in Schedule 3;

       "Fair Market Value" has the meaning set out in Condition 5.4.7;

       "Fiscal Period" means, as the context may require, a period (a) commencing on 1 January and ending on 31 December in the same year, or
       (b) commencing on 1 January and ending on 30 June in the same year provided that if the Guarantor shall change its financial year so as to end on a date other than 31 December, the foregoing shall be amended as necessary;

       "Global Certificate" means the single Global Certificate substantially in the form set out in Schedule 2 issued in respect of all the Bonds;

       "Guarantee" means the guarantee and indemnity of the Guarantor in Clause 2.5;

       "Hong Kong" means the Hong Kong Special Administrative Region of the People's Republic of China;

       "Hong Kong Stock Exchange" means The Stock Exchange of Hong Kong Limited;

       "Listing Rules" means the Rules Governing the Listing of Securities on the Hong Kong Stock Exchange;

       "Management Share Option" has the meaning set out in Condition 5.3.5;

       "Managers" means J.P. Morgan Securities Ltd., Merrill Lynch International, UBS AG, Credit Suisse First Boston (Hong Kong) Limited, Goldman Sachs (Asia) L.L.C. and ABN AMRO Rothschild (an unincorporated equity capital markets joint venture between ABN AMRO Bank N.V. and N M Rothschild & Sons Limited, each trading as ABN AMRO Rothschild);

       "outstanding" means, in relation to the Bonds, all the Bonds issued except (a) those which have been redeemed in accordance with the Conditions, (b) those in respect of which the date for redemption has occurred and the redemption moneys and all accrued interest (if any) have been duly paid to the order of the Trustee as provided in Clause 2 or have been duly paid to the Principal Agent if permitted by Clause 2 and remain available for payment following surrender of Certificates in respect of Bonds, (c) those in respect of which claims have become prescribed under Condition 11, (d) those which have been purchased and cancelled as provided in the Conditions and (e) those in respect of which the Conversion Right has been duly exercised and discharged (and, for the avoidance of doubt, a Bond in respect of which a Conversion Date has occurred shall be deemed to remain outstanding until the Conversion Right has been satisfied and discharged even if the holder is removed from the register during the conversion process), (f) those mutilated, destroyed or defaced Certificates in respect of the Bonds which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 14; provided that for the purposes of (1) ascertaining the right to attend and vote at any meeting of the Bondholders, (2) determining how many Bonds are outstanding for the purposes of Conditions 9, 12 and 13 and Schedule 3 and (3) the exercise of any discretion, power or authority which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders, those Bonds which are beneficially held by or on behalf of the Issuer, the Guarantor or any of their Subsidiaries and not yet cancelled shall be deemed not to remain outstanding;

       "Potential Event of Default" means an event or circumstance which would with the giving of notice and/or the lapse of time and/or the issuing of a certificate become an Event of Default;



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       "Principal Agent" means JPMorgan Chase Bank, National Association at its specified office at Trinity Tower, 9 Thomas More Street, London E1W 1YT or any Successor Principal Agent appointed under the Agency Agreement at its specified office;

       "Principal Subsidiary" has the meaning set out in Condition 9.1;

       "record date" means a date fixed by (or in accordance with) the articles of association of the Guarantor or otherwise specified for the purpose of determining entitlements to dividends or other distributions to, or rights of, holders of Shares;

       "Registrar" means J.P. Morgan Bank Luxembourg S.A. at its specified office at 5, Rue Plaetis, L-2338 Luxembourg Grund or any Successor Registrar appointed under the Agency Agreement at its specified office;

       "Shares" means the ordinary shares of par value HK$0.02 each of the Guarantor;

       "Shareholder" means the person in whose name a Share is registered;

       "specified office" means, in relation to an Agent or the Registrar the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to the Bondholders pursuant to Clause 10.12;

       "Subsidiary" has the meaning set out in Condition 4;

       "Successor" means, in relation to the Agents or the Registrar, such other or further person as may from time to time be appointed by the Issuer and the Guarantor as an Agent or the Registrar with the written approval of, and on terms approved in writing by, the Trustee (such approval not to be unreasonably withheld or delayed) and notice of whose appointment is given to Bondholders pursuant to Clause 10.12;

       "Trading Day" has the meaning set out in Condition 5.4.10;

       "this Trust Deed" means this Trust Deed (as from time to time altered in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed; and

       "trust corporation" means a trust corporation (as defined under the Law of Property Act 1925) or a corporation entitled to act as trustee pursuant to applicable foreign legislation relating to trustees.

1.2    Construction of Certain References:

       1.2.1 References to costs, charges, remuneration or expenses include any withholding, value added, turnover or similar tax charged in respect thereof;

       1.2.2 References to "United States dollars" and "US$" are to the lawful currency for the time being of the United States of America and references to "Hong Kong dollars" and "HK$" are to the lawful currency for the time being of Hong Kong;

       1.2.3 References to an action, remedy or method of judicial proceedings for the enforcement of rights of creditors include references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate thereto;

       1.2.4 References in this Trust Deed and the Conditions to the approval of the Trustee not being unreasonably withheld or delayed shall be construed giving due regard to the fact that the Trustee in giving any such consent or approval is acting as Trustee for the Bondholders and is obliged to act in their interests; and

       1.2.5  References to the singular include the plural and vice versa.



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1.3    Headings: Headings shall be ignored in construing this Trust Deed.

1.4 Schedules: The Schedules are part of this Trust Deed and have effect accordingly.

1.5 Definitions in Conditions: Terms defined in the Conditions shall, unless otherwise defined herein, have the same meanings when used in the main body of this Trust Deed.


2      Amount of the Bonds and Covenant to Pay

2.1 Amount of the Bonds: The aggregate principal amount of the Bonds is limited to US$1,000,000,000 subject to the increase by the principal amount of any bonds issued pursuant to Condition 15.

2.2 Covenant to pay: The Issuer will not later than the last business day (as defined in Condition 3.3.3) prior to any date when the Bonds or any of them become due to be redeemed in accordance with the Conditions unconditionally pay, or cause to be paid, to or to the order of the Trustee in New York City in United States dollars in immediately available funds the principal amount of the Bonds becoming due for redemption on that date and shall (subject to the Conditions) until such payment (both before and after judgment) unconditionally so pay to or to the order of the Trustee interest in United States dollars on the principal amount of the Bonds outstanding as set out in the Conditions provided that:

       (a) every payment of any sum due in respect of the Bonds made to the Principal Agent as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Bondholders under the Conditions; and

       (b) a payment made after the due date or pursuant to Condition 9 will be deemed to have been made when the full amount due (including interest accrued, if any) has been received by the Principal Agent or the Trustee and notice to that effect has been given to Bondholders (if required under Clause 10.10) except (if payment is made to the Principal Agent) to the extent that there is failure in the subsequent payment to the relevant Bondholders under the Conditions.

       The Trustee will hold the benefit of this covenant on trust for the Bondholders.

2.3 Discharge: Subject to Clause 2.4, any payment to be made in respect of the Bonds by the Issuer, the Guarantor or the Trustee may be made as provided in the Conditions and any payment so made will (subject to Clause 2.4) to such extent be a good discharge to the Issuer, the Guarantor or the Trustee, as the case may be.

2.4 Payment after a Default: At any time after an Event of Default or a Potential Event of Default has occurred the Trustee may:

       2.4.1 by notice in writing to the Issuer, the Guarantor, the Agents and the Registrar, require the Agents and the Registrar, until notified by the Trustee to the contrary, so far as permitted by applicable law:

              (i) to act as agents of the Trustee under this Trust Deed and the Bonds on the terms of the Agency Agreement (with consequential amendments as necessary and save that the Trustee's liability for the indemnification, remuneration and all other expenses of the Agents and the Registrar shall be limited to the amounts for the time being held by the Trustee in respect of the Bonds on the terms of this Trust Deed) and thereafter to hold all Certificates and all moneys, documents and records held by them in respect of the Bonds to the order of the Trustee; or



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              (ii)   to deliver all Certificates and all moneys, documents and
                     records held by them in respect of the Bonds to the Trustee or as the Trustee directs in such notice or subsequently; and

       2.4.2 by notice in writing to the Issuer and the Guarantor require them to make all subsequent payments in respect of the Bonds to or to the order of the Trustee and not to the Principal Agent.

2.5    Guarantee and Indemnity:

       2.5.1 Guarantee: The Guarantor unconditionally and irrevocably guarantees that if the Issuer does not pay any sum payable by it under this Trust Deed or the Bonds by the time and on the date specified for such payment (whether on the normal due date, on acceleration or otherwise), the Guarantor will pay that sum to or to the order of the Trustee, in the manner provided in Clause
              2.2 before close of business on that date in the city to which payment is so to be made. All payments under the Guarantee by the Guarantor will be made subject to Condition 8 and Clause 4.2.

       2.5.2 Guarantor as Principal Debtor: As between the Guarantor and the Trustee and the Bondholders but without affecting the Issuer's obligations, the Guarantor will be liable under this Clause as if it were the sole principal debtor and not merely a surety. Accordingly, it will not be discharged, nor will its liability be affected, by anything which would not discharge it or affect its liability if it were the sole principal debtor (including
              (i) any time, indulgence, waiver or consent at any time given to the Issuer or any other person, (ii) any amendment to any other provisions of this Trust Deed or to the Conditions or to any security or other guarantee or indemnity, (iii) the making or absence of any demand on the Issuer or any other person for payment, (iv) the enforcement or absence of enforcement of this Trust Deed or the Bonds or of any security or other guarantee or indemnity, (v) the taking, existence or release of any security, guarantee or indemnity, (vi) the dissolution, amalgamation, reconstruction or reorganisation of the Issuer or any other person or (vii) the illegality, invalidity or unenforceability of or any defect in any provision of this Trust Deed or the Bonds or any of the Issuer's obligations under any of them).

       2.5.3 Guarantor's Obligations Continuing: The Guarantor's obligations under this Trust Deed are and will remain in full force and effect by way of continuing security until no sum remains payable under this Trust Deed or the Bonds. Furthermore, those obligations of the Guarantor are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise and may be enforced without first having recourse to the Issuer, any other person, any security or any other guarantee or indemnity. The Guarantor irrevocably waives all notices and demands of any kind.

       2.5.4 Exercise of Guarantor's Rights: So long as any sum remains payable under this Trust Deed or the Bonds:

              (i) any right of the Guarantor, by reason of the performance of any of its obligations under this Clause, to be indemnified by the Issuer or to take the benefit of or to enforce any security or other guarantee or indemnity will be exercised and enforced by the Guarantor only in such manner and on such terms as the Trustee may require or approve; and

              (ii) any amount received or recovered by the Guarantor (a) as a result of any exercise of any such right or (b) in the dissolution, amalgamation, reconstruction or reorganisation of the Issuer will be held in trust for the Trustee and immediately paid to the Trustee



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                     and the Trustee will hold it on the trusts set out in
                     Clause 9.1 but so that nothing in this Clause 2.5.4 shall be construed as creating a charge or any other security interest.

       2.5.5 Suspense Accounts: Any amount received or recovered by the Trustee (otherwise than as a result of a payment by the Issuer to the Trustee in accordance with this Clause 2) in respect of any sum payable by the Issuer under this Trust Deed or the Bonds may be placed in a suspense account and kept there for so long as the Trustee reasonably thinks fit.

       2.5.6 Avoidance of Payments: The Guarantor shall on demand indemnify the Trustee and each Bondholder against any cost, loss, expense or liability sustained or incurred by it as a result of it being required for any reason (including any bankruptcy, insolvency, winding-up, dissolution, or similar law of any jurisdiction) to refund all or part of any amount received or recovered by it in respect of any sum payable by the Issuer under this Trust Deed or any Bond relating to that Bond and shall in any event pay to the Trustee or such Bondholders on demand the amount as refunded by it.

       2.5.7 Debts of Issuer: If any moneys become payable by the Guarantor under this Guarantee, the Issuer will not (except in the event of the liquidation of the Issuer) so long as any such moneys remain unpaid, pay any moneys for the time being due from the Issuer to the Guarantor.

       2.5.8 Indemnity: As separate, independent and alternative stipulations, the Guarantor unconditionally and irrevocably agrees (i) that any sum which, although expressed to be payable by the Issuer under this Trust Deed or the Bonds, is for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, the Guarantor, the Trustee or any Bondholder) not recoverable from the Guarantor on the basis of a guarantee will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the Trustee on demand and (ii) as a primary obligation to indemnify the Trustee and each Bondholder against any loss suffered by it as a result of any sum expressed to be payable by the Issuer under this Trust Deed or the Bonds not being paid on the date and otherwise in the manner specified in this Trust Deed or any payment obligation of the Issuer under this Trust Deed or the Bonds being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known or becoming known to the Trustee or any Bondholder), the amount of that loss being the amount expressed to be payable by the Issuer in respect of the relevant sum.

       2.5.9 Trustee excepted: Nothing in this Clause shall affect the right of the Trustee to be paid all amounts due to it under Clause 9 all of which amounts will be payable on an unsubordinated basis and will rank equally with claims of the unsubordinated creditors of the Guarantor.


3      Form of the Bonds and Certificates; Issue of the Bonds

3.1 The Global Certificate: On issue of the Bonds, the Global Certificate substantially in the form of Schedule 2 will be issued in respect of the aggregate principal amount of the Bonds. The Global Certificate will be issued in the name of the common depositary for Euroclear and Clearstream or their nominee. The Global Certificate need not be security printed. The Bonds evidenced by the Global Certificate shall be subject to their terms in all respects and entitled to the same benefits under this Trust Deed as Bonds evidenced by individual Definitive Certificates.

3.2 The Definitive Certificates: The Definitive Certificates, if issued, will be security printed in accordance with all applicable stock exchange requirements and will be substantially in the form set out in
       Schedule 1 and endorsed with the Conditions.



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3.3    Signature: The Global Certificate (and the Definitive Certificates, if
       issued) will be signed manually or in facsimile by one or more directors or officers duly authorised for the purpose, or manually or in facsimile by any duly authorised attorney, of the Issuer and authenticated manually by or on behalf of the Registrar. The Issuer may use the signature of any person who at the date of this Trust Deed is an authorised officer or attorney, as the case may be, of the Issuer even if at the time of issue of any Certificate or the Global Certificate he no longer holds such office and the Bonds in respect of which the Global Certificate or a Certificate so executed and authenticated will be binding and valid obligations of the Issuer.

3.4 Issue: Issue and delivery of the Bonds shall be complete on the issue and delivery of the Global Certificate to the common depositary referred to in Clause 3.1 (or its representative) by, or by the order of, the Issuer and completion of the register of Bondholders by or on behalf of the Registrar.

3.5 Entitlement to treat holder as owner: The holder of any Bond will (save as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on or the theft or loss of the Certificate issued in respect of it) and no person will be liable for so treating the holder.


4      Stamp Duties and Taxes

4.1 Stamp Duties: The Issuer will pay any stamp, issue, registration, documentary, transfer or other taxes and duties, including interest and penalties, payable in the British Virgin Islands or Hong Kong in respect of the creation, issue and offering of the Bonds, the execution or delivery of this Trust Deed and the deposit of Certificates for the conversion of Bonds and the issue and delivery of Shares following such deposit, except for the taxes and duties required to be paid by Bondholders or the Trustee under Condition 5.2.2. The Issuer will also indemnify the Trustee and the Bondholders from and against all stamp, issue, registration, documentary or other taxes and duties paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be, (where entitled under Condition 12 to do so) the Bondholders to enforce the obligations of the Issuer or the Guarantor, as the case may be, under this Trust Deed or the Bonds.

4.2 Change of Taxing Jurisdiction: If the Issuer or the Guarantor becomes subject generally to the taxing jurisdiction of any territory or any authority of or in that territory having power to tax other than or in addition to the British Virgin Islands (in the case of the Issuer) or Hong Kong (in the case of the Guarantor) or any such authority of or in such territory which imposes taxes, duties, assessments or governmental charges of whatever nature with respect to this Trust Deed or the Bonds then the Issuer or the Guarantor, as the case may be, will notify the Trustee as soon as practicable and give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 8 with the substitution for, or (as the case may require) the addition to, the references in that Condition to the British Virgin Islands or Hong Kong of references to that other or additional territory or authority to whose taxing jurisdiction the Issuer or the Guarantor has become so subject. In such event, this Trust Deed and the Bonds, including, but not limited to, Condition 7.3 will be read accordingly.


5      Covenants relating to the Conversion Rights

       So long as any Bond remains outstanding, save with the approval of an Extraordinary Resolution of the Bondholders or with the approval of the Trustee where, in the opinion of the Trustee, it is not materially prejudicial to the interests of Bondholders to give such approval, the Guarantor will:

5.1 Availability of Shares: keep available, free from any pre-emptive or other rights, out of its authorised but unissued ordinary share capital the full number of Shares as would be required to be issued on conversion of all the Bonds from time to time remaining outstanding and shall ensure that all Shares delivered on conversion of the Bonds will be duly and validly issued as fully-paid;

5.2 Limited Issues of Shares: not issue or pay up any securities, by way of capitalisation of profits or reserves unless the provisions set out in Clause 7.1 are applicable and complied with (subject, for the avoidance of doubt, to the de-minimis exception provided in Clause 7.5), provided that the Guarantor may issue or pay up any security by way of capitalisation of profits or reserves (a) by the issue of fully paid Shares to the Shareholders and other persons entitled to them, (b) by the issue of Shares paid up in full out of profits or reserves in accordance with applicable law and issued in lieu of a cash dividend or
       (c) by the issue of fully paid equity share capital (other than Shares) to the holders of equity share capital of the same class and other persons entitled thereto, subject in each case to the provisions of Clause 7;

5.3 Limited Modification of Rights: not modify the rights attaching to the Shares with respect to voting, dividends or liquidation nor issue any other class of ordinary share capital carrying any rights which are more favourable than the rights attaching to Shares but so that nothing in this Clause 5.3 shall prevent (a) the offer or grant of option for the subscription of or the issue of equity share capital under an Employee Share Scheme, (b) a consolidation or subdivision of the Shares or the conversion of any Shares into stock or vice versa, (c) a modification to the rights attaching to the Shares which is not, in the opinion of two leading independent investment banks of international repute (acting as experts), selected by the Guarantor and approved in writing by the Trustee (such approval not to be unreasonably withheld or delayed), materially prejudicial to the interests of the Bondholders, (d) the conversion of Shares into, or the issue of any Shares in, uncertificated form (or the conversion of Shares in uncertificated form to certificated form) or the amendment of the articles of association of the Guarantor to enable title to securities of the Guarantor (including Shares) to be evidenced and transferred without a written instrument or any other alteration to the articles of association of the Guarantor made in connection with the matters described in this Clause 5.3 or which are supplemental or incidental to any of the foregoing (including amendments made to enable or facilitate procedures relating to such matters and amendments dealing with the rights and obligations of holders of securities (including Shares) dealt with under such procedures) or (e) any issue of equity share capital whereby the provisions set out in Clause 7.1 are applicable and complied with (subject, for the avoidance of doubt, to the de-minimis exception provided in Clause 7.5);

5.4 Limited Grant of Rights: procure that no securities (whether issued by the Guarantor or any of its Subsidiaries or otherwise procured by the Guarantor or any of its Subsidiaries to be issued) issued without rights to convert into or exchange or subscribe for Shares shall subsequently be granted such rights at a consideration per Share which is less than the Current Market Price per Share at close of business on the Trading Day last preceding the date of the announcement of the proposed inclusion of such rights unless the same gives rise (or would, if the adjustment would be one per cent. or more of the Conversion Price then in effect, give rise) to an adjustment of the Conversion Price and that at no time shall there be in issue Shares of differing nominal values;

5.5 Restricted Action: not make any offer, issue or distribution or take any action the effect of which would be to reduce the Conversion Price below the par value of the Shares of the Guarantor;

5.6 Notice: simultaneously with the announcement of the terms of any issue pursuant to Clause 7.1.6 or 7.1.7 and the announcement of any proposed modification pursuant to Clause 7.1.8 give notice to the Bondholders and the Trustee in accordance with Condition 16 (such notice to be signed by an authorised officer of the Issuer) advising them of the date on which the relevant adjustment of the Conversion Price is likely to become effective and of the effect of exercising their rights of conversion before then;

5.7 Directors' Certificate: if an event happens as a result of which the Conversion Price may be adjusted pursuant to this Trust Deed, subject to Clause 7.3, as soon as practicable send the Trustee a certificate signed by a Director of the Guarantor on behalf of the Guarantor setting out particulars of the event, whether an adjustment to the Conversion Price falls to be made and, if so, the adjusted Conversion Price and the date on which such adjustment takes effect, whether an amount falls to be carried forward pursuant to Clause 7.5 and if so the amount to be carried forward and in any case setting out such other information as the Trustee may reasonably require;

5.8 Extend Offer: if an offer is made to all (or as nearly as may be practicable all) Shareholders, or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any associate or associates of the offeror to acquire all or a majority of the issued equity share capital of the Guarantor, or if any person proposes a scheme with regard to such acquisition, give notice of such offer or scheme to the Bondholders at the same time as any notice thereof is sent to its Shareholders (or as soon as practicable thereafter) stating that details concerning such offer or scheme may be obtained from the specified offices of the Agents and the Registrar and provide the Agents and Registrar with such details and, where such an offer or scheme has been recommended by the Board of Directors of the Guarantor or where such an offer has become or been declared unconditional in all respects, use its reasonable endeavours to procure that a like offer or scheme is extended to the Bondholders and the holders of any Shares issued during the period of the offer or scheme arising out of Conversion Rights;

5.9 No Reduction of Issued Share Capital: not make any reduction of its issued ordinary share capital or any uncalled liability in respect thereof or of any share premium account or capital redemption reserve fund except in each case, as permitted by law or by means of a purchase or redemption of the share capital of the Guarantor whereby the provisions set out in Clause 7.1 are applicable and complied with (subject, for the avoidance of doubt, to the de-minimis exception provided in Clause 7.5);

5.10 Closing of Register: unless so required by applicable law or regulation or the articles of association of the Guarantor or in order to establish a dividend or other rights attaching to the Shares, not close its register of Shareholders or take any other action which prevents the transfer of its Shares generally and ensure that the Bonds may be converted legally and the Shares issued on conversion may (subject to any limitation imposed by law or regulation or the articles of association of the Guarantor) be transferred (as between transferor and transferee although not as against the Guarantor) at all times while the register is closed or such other action is effective, nor take any action which prevents the conversion of the Bonds or the issue of Shares in respect of them otherwise than in accordance with the Conditions;

5.11 Listing of Shares: use all reasonable endeavours to (a) maintain a listing for all the issued Shares on the Hong Kong Stock Exchange, (b) obtain and maintain a listing for all the Shares issued on exercise of Conversion Rights attaching to the Bonds on the Hong Kong Stock Exchange and, (c) if the Guarantor is unable to obtain or maintain such listing, to obtain and maintain a listing for all the Shares issued on the exercise of the Conversion Rights on an Alternative Stock Exchange as the Guarantor may from time to time (with the prior written consent of the Trustee (such approval not to be unreasonably withheld)) determine and will forthwith give notice to the Bondholders in accordance with Condition 16 of any such listing or delisting of Shares (as a class) by any such stock exchanges;

5.12 Listing of Bonds: procure the Issuer to, use all reasonable endeavours to maintain the listing of the Bonds on the Hong Kong Stock Exchange;

5.13 Expenses: pay the expenses of the issue of, and all expenses of obtaining listing for, Shares arising on conversion of the Bonds;

5.14 Ownership of the Issuer: ensure that the Issuer shall remain a direct or indirect wholly-owned subsidiary of the Guarantor; and

5.15 Business Activity of the Issuer: procure that the Issuer will not carry on any business activity whatsoever other than in connection with the Bonds (which shall, for the avoidance of doubt, include the on-lending of the proceeds of the issue of the Bonds to the Guarantor or any of the Guarantor's Subsidiaries) and, in particular, will not incur any indebtedness (other than to the Guarantor) or make any issue of bonds, debentures, notes or other debt securities of any kind other than the Bonds.

       For the above purposes, "equity share capital" means the share capital of a company excluding any part of that capital which, neither as respects dividends nor as respects capital, carries any right to participate beyond a specified amount in a distribution.


6      Notices Relating to the Conversion Rights

6.1    Requirement to give notice: If after the date of this Trust Deed:

       6.1.1 the Guarantor authorises the grant, issue or offer to the holders of Shares of options, rights or warrants to subscribe for or purchase either any Shares or any securities convertible into, or exchangeable for or which confer rights to purchase, Shares; or

       6.1.2 the Guarantor declares, or pays or makes a Capital Distribution, or authorises the grant, issue or offer to the holders of Shares of rights or warrants to subscribe for or purchase any shares or securities other than Shares or any securities convertible into or exchangeable for or which confer rights to purchase Shares which will, upon declaration or payment, or when made, or upon grant, issue or offer, give rise to an adjustment to the Conversion Price pursuant to Clause 7; or

       6.1.3 there is a re-classification of the Shares (including a sub-division or consolidation of the Guarantor's outstanding Shares) or a consolidation, merger or amalgamation to which the Guarantor is a party or any sale or transfer of all or substantially all of the assets or business of the Guarantor which will, upon such an event, give rise to an adjustment to the Conversion Price pursuant to Clause 7; or

       6.1.4 the Guarantor authorises the issue of any securities convertible into or exchangeable for Shares or rights or warrants to subscribe for or purchase Shares or securities (other than those referred to in paragraph 6.1.1 or 6.1.2 above) which will, or authorises the issue of any Shares which will, (or, if in any such case a relevant consideration or offering price fixed by the Board of Directors of the Guarantor to be recommended at a relevant general meeting of shareholders is adopted, will) upon issue give rise to an adjustment to the Conversion Price pursuant to Clause 7; or

       6.1.5 there is a voluntary or involuntary dissolution, liquidation or winding-up of the Guarantor,

       the Guarantor shall forthwith give written notice thereof to the Trustee and the Principal Agent and, in addition, it will at least 14 days before the applicable (in the case of paragraph (a) below) record date or (in the case of paragraph (b) below) record date or date of submission, whichever is earlier, or (in the case of paragraph (c) below) date of submission, or (in the case of paragraph (d) below) date of issue or (in the case of paragraph (e) below) record date or effective date, whichever is earlier, give notice to the Bondholders stating, as the case may require:

       (a) the record date in Hong Kong for such grant, issue or offer of options, rights or warrants, dividend, distribution or payment or such re-classification (and, in the case of the grant, issue or offer of options, rights or warrants, the period during which such options, rights or warrants may be exercised); or

       (b) the date in Hong Kong (1) on which such re-classification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up is to be submitted to a general meeting of Shareholders of the Guarantor for approval, and (2) which is the record date for the same (if applicable), and (3) on which such re-classification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and (4) as of which it is expected that holders of Shares will be entitled, if at all, to exchange their Shares for securities or other property deliverable upon such re-classification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up; or

       (c) (in the event of the declaration of a Capital Distribution referred to in paragraph 6.1.2 above, the payment of which must be submitted for approval to a general meeting of Shareholders or to a meeting of the Board of Directors of the Guarantor before such Capital Distribution may be paid or made) the date of such submission; or

       (d) (in the event of an issue referred to in paragraph 6.1.4 above) the date of such issue; or

       (e) (in the event of such re-classification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up not being submitted to a general meeting of shareholders of the Guarantor for approval) (1) the record date for the same (if applicable), and (2) the date when the same becomes effective;

       provided that if the exact date of any such submission referred to in paragraph (b) or (c) above is not known at the time of such notice to the Trustee and the Principal Agent, such notice shall indicate the approximate date thereof and the Guarantor shall give a second notice to the Trustee and the Principal Agent as soon as practicable, specifying the exact date of submission, and provided further that if the period referred to in paragraph (a) above or the effective date or exchange date referred to in paragraph (b) above or the date of issue or effective date referred to in paragraph (d) or (e) above is not known at the time of such first notice to the Trustee and the Principal Agent, the Guarantor shall give a second notice (which shall be in writing) to the Trustee and the Principal Agent, at least 14 days (or such shorter period as the Trustee may approve) before the commencement of such period or, as the case may be, before such date specifying such period (and the date of its commencement) and/or such date and shall also (in a case within paragraph (a), (b) or (e) above) cause such second notice to be given to Bondholders at least 14 days (or such shorter period as the Trustee may approve) before the commencement of the applicable period or, as the case may be, before the effective date or exchange date except where such period or date has already been specified in the first notice to the Bondholders. However, in the case of any issue referred to in paragraph 6.1.4 above, the Guarantor need not give any notice mentioned above before the date on which the relevant consideration per Share for such issue is fixed by the Guarantor but in such case the Guarantor shall promptly upon the fixing of such consideration give notice in accordance with this Clause.

6.2 Where Adjustment to Conversion Price Required: If the event referred to in the notice required pursuant to Clause 6.1 would result in an adjustment to the Conversion Price, such notice shall also state the Conversion Price in effect at the time such notice is required to be given and the Conversion Price which will result after giving effect to such event or, if such adjusted Conversion Price is not then determinable, the fact that an adjustment in the Conversion Price may result. Without prejudice to Clause 5.5, if, after giving effect to the event covered by any such notice and to any adjustment in the Conversion Price, the Shares could not or might not (but for Clause 7.6), under applicable law then in effect, be legally issued on conversion of Bonds as fully-paid, such notice shall also state such fact and the extent to which, by reason of such provisions, effect will not be given to such adjustment.

6.3 Notice of Adjustment: If, while any Conversion Right is or is capable of being or becoming exercisable, there shall be any adjustment to the Conversion Price, the Guarantor shall (a) as soon as practicable notify the Trustee and the Agents of particulars of the event giving rise to the adjustment, the

       Conversion Price before and after the adjustment, the date on which the adjustment takes effect and such other relevant information as the Trustee may require, and (b) promptly after the adjustment takes effect, give notice to the Bondholders stating that the Conversion Price has been adjusted and setting out the event giving rise to the adjustment, the Conversion Price in effect before the adjustment, the adjusted Conversion Price and the effective date of the adjustment. However, a notice pursuant to another sub-Clause of this Clause 6 correctly stating any information required to be given pursuant to this sub-Clause shall, as to such information, satisfy the requirements of this sub-Clause.

6.4 Notification of Closed Periods: The Guarantor shall give not less than 14 days' nor more than 60 days' notice to the Trustee and the Agents of
       (a) any days during the Conversion Period on which the Guarantor's register of shareholders is to be closed by reason of Hong Kong law or regulation or the articles of association of the Guarantor or for the purpose of establishing any dividend or other rights attaching to the Shares, and (b) any other day during the Conversion Period on which it is aware that its register of shareholders is to be closed. The notice shall state the reason for such closure and whether the Guarantor intends to give notice to Bondholders of the closure.

6.5 Notice of the end of the Conversion Period: Bondholders must be given not less than 28 days nor more than 42 days notice in writing prior to 15 November 2009 reminding them of the Conversion Right and the Conversion Price.


7      Adjustments to the Conversion Price

7.1    The Conversion Price shall be adjusted as follows:

       7.1.1 Consolidation, Subdivision or Reclassification: If and whenever there shall be an alteration to the nominal value of the Shares as a result of consolidation, subdivision or reclassification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such alteration by the following fraction:

                                    A
                                 --------
                                    B


              where:

              A is the nominal amount of one Share immediately after such alteration; and

              B is the nominal amount of one Share immediately before such alteration.


              Such adjustment shall become effective on the date the alteration takes effect.

       7.1.2  Capitalisation of Profits or Reserves:

              (i) If and whenever the Guarantor shall issue any Shares credited as fully paid to the holders of the Shares (the "Shareholders") by way of capitalisation of profits or reserves (including any share premium account) including Shares paid up out of distributable profits or reserves and/or share premium account issued, save where Shares are issued in lieu of the whole or any part of a specifically declared cash dividend (the "Relevant Cash Dividend"), being a dividend which the Shareholders concerned would or could otherwise have received (a "Scrip Dividend") and which would not have constituted a Capital Distribution (as defined herein), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

                                   A
                                ---------
                                   B


                     where:

                     A is the aggregate nominal amount of the issued Shares immediately before such issue; and

                     B is the aggregate nominal amount of the issued Shares immediately after such issue.

              (ii) In the case of an issue of Shares by way of a Scrip Dividend where the Current Market Price of such Shares exceeds 105 per cent. of the amount of the Relevant Cash Dividend or the relevant part thereof and which would not have constituted a Capital Distribution, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the issue of such Shares by the following fraction:

                                  A+B
                                ---------
                                  A+C


                     where:

                     A is the aggregate nominal amount of the issued Shares immediately before such issue;

                     B is the aggregate nominal amount of Shares issued by way of such Scrip Dividend multiplied by a fraction of which (i) the numerator is the amount of the whole, or the relevant part, of the Relevant Cash Dividend and (ii) the denominator is the Current Market Price of the Shares issued by way of Scrip Dividend in respect of each existing Share in lieu of the whole, or the relevant part, of the relevant cash Dividend; and

                     C is the aggregate nominal amount of Shares issued by way of such Scrip Dividend;

                     OR by making such other adjustment as two leading independent investment banks of international repute (acting as experts), selected by the Guarantor and approved in writing by the Trustee, shall certify to the Trustee is fair and reasonable.

              Such adjustment shall become effective on the date of issue of such Shares or if a record date is fixed therefor, immediately after such record date.

       7.1.3 Capital Distribution: If and whenever the Guarantor shall pay or make any Capital Distribution (including, for the avoidance of doubt, an Extraordinary Dividend) to the Shareholders (except where the Conversion Price falls to be adjusted under sub-Clause
              7.1.2 above), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such Capital Distribution by the following fraction:

                                  A-B
                                ---------
                                   A


              where:

              A is the Current Market Price of one Share on the last Trading Day preceding the date on which the Capital Distribution is publicly announced; and

              B is the Fair Market Value on the date of such announcement, as determined in good faith by two leading independent investment banks of international repute (acting as experts), selected by the Guarantor and approved in writing by the Trustee, of the portion of the Capital Distribution attributable to one Share.

              Such adjustment shall become effective on the date that such Capital Distribution is made.

       7.1.4 Rights Issues of Shares or Options over Shares: If and whenever the Guarantor shall issue Shares to all or substantially all Shareholders as a class by way of rights, or issue or grant to all or substantially all Shareholders as a class, by way of rights, options, warrants or other rights to subscribe for or purchase any Shares, in each case at less than 95 per cent. of the Current Market Price per Share on the Trading Day last preceding the date of the announcement of the terms of such issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue or grant by the following fraction:

                                  A+B
                                ---------
                                  A+C


              where:

              A is the number of Shares in issue immediately before such announcement;

              B is the number of Shares which the aggregate amount (if any) payable for the Shares issued by way of rights or for the options or warrants or other rights issued by way of rights and for the total number of Shares comprised therein would purchase at such Current Market Price per Share; and

              C is the aggregate number of Shares issued or, as the case may be, comprised in the issue or grant.

              Such adjustment shall become effective on the date of issue of such Shares or issue or grant of such options, warrants or other rights (as the case may be).

       7.1.5 Rights Issues of Other Securities: If and whenever the Guarantor shall issue any securities (other than Shares or options, warrants or other rights to subscribe for or purchase Shares) to all or substantially all Shareholders as a class, by way of rights, or the grant to all or substantially all Shareholders as a class by way of rights, of any options (apart from the Management Share Option), warrants or other rights to subscribe for or purchase, any securities (other than Shares or options, warrants or other rights to subscribe or purchase Shares), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue or grant by the following fraction:

                                  A-B
                                ---------
                                   A


              where:

              A is the Current Market Price of one Share on the last Trading Day preceding the date on which such issue or grant is publicly announced; and

              B is the Fair Market Value on the date of such announcement, as determined in good faith by two leading independent investment banks of international repute (acting as experts), selected by the Guarantor and approved in writing by the Trustee, of the portion of the rights attributable to one Share.

              Such adjustment shall become effective on the date of issue of the securities or grant of such rights, options or warrants (as the case may be).

       7.1.6 Issues at less than Current Market Price: If and whenever the Guarantor shall issue (otherwise than as mentioned in sub-Clause
              7.1.4 above) wholly for cash any Shares (other than Shares issued on the exercise of Conversion Rights or on the exercise of any other rights of conversion into, or exchange or subscription for, Shares) or the issue or grant of (otherwise as mentioned in sub-Clause 7.1.4 above) options, warrants or other rights to subscribe or purchase Shares in each case at a price per Share which is less than 95 per cent. of the Current Market Price on the last Trading Day preceding the date of announcement of the terms of such issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

                                  A+B
                                ---------
                                   C


              where:

              A is the number of Shares in issue immediately before the issue of such additional Shares or the grant of such options, warrants or other rights to subscribe for or purchase any Shares;

              B is the number of Shares which the aggregate consideration receivable for the issue of such additional Shares would purchase at such Current Market Price per Share; and

              C is the number of Shares in issue immediately after the issue of such additional Shares.

              References to additional Shares in the above formula shall, in the case of an issue by the Guarantor of options, warrants or other rights to subscribe or purchase Shares, mean such Shares to be issued, or otherwise made available, assuming that such options, warrants or other rights are exercised in full at the initial exercise price (if applicable) on the date of issue of such options, warrants or other rights.

              Such adjustment shall become effective on the date of issue of such additional Shares or, as the case may be, the issue of such options, warrants or other rights.

       7.1.7 Other Issues at less than Current Market Price: Save in the case of an issue of securities arising from a conversion or exchange of other securities in accordance with the terms applicable to such securities themselves falling within the provisions of this sub-Clause 7.1.7, in the event of the issue wholly for cash by the Guarantor or any Subsidiary (otherwise than as mentioned in sub-Clauses 7.1.4, 7.1.5 or 7.1.6 above) or (at the direction or request of or pursuant to any arrangements with the Guarantor or any Subsidiary) any other company, person or entity of any securities (other than the Bonds) which by their terms of issue carry rights of conversion into, or exchange or subscription for, Shares to be issued by the Guarantor upon conversion, exchange or subscription at a consideration per Share which is less than 95 per cent. of the Current Market Price on the last Trading Day preceding the date of announcement of the terms of issue of such securities, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

                                  A+B
                                ---------
                                  A+C


              where:

              A is the number of Shares in issue immediately before such issue;

              B is the number of Shares which the aggregate consideration receivable by the Guarantor for the Shares to be issued on conversion or exchange or on exercise of the right of subscription attached to such securities would purchase at such Current Market Price per Share; and

              C is the maximum number of Shares to be issued on conversion or exchange of such securities or on the exercise of such rights of subscription attached thereto at the initial conversion, exchange or subscription price or rate.

              Such adjustment shall become effective on the date of issue of such securities.

       7.1.8 Modification of Rights of Conversion etc.: If and whenever there shall be any modification of the rights of conversion, exchange or subscription attaching to any such securities as are mentioned in sub-Clause 7.1.7 above (other than in accordance with the terms applicable to such securities) so that the consideration per Share (for the number of Shares available on conversion, exchange or subscription following the modification) is less than 95 per cent. of the Current Market Price on the last Trading Day preceding the date of announcement of the proposals for such modification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such modification by the following fraction:

                                  A+B
                                ---------
                                  A+C


              where:

              A is the number of Shares in issue immediately before such modification;

              B is the number of Shares which the aggregate consideration (if any) receivable by the Guarantor for the Shares to be issued, or otherwise made available, on conversion or exchange or on exercise of the right of subscription attached to the securities, in each case so modified, would purchase at such Current Market Price per Share or, if lower, the existing conversion, exchange or subscription price of such securities; and

              C is the maximum number of Shares to be issued, or otherwise made available, on conversion or exchange of such securities or on the exercise of such rights of subscription attached thereto at the modified conversion, exchange or subscription price or rate but giving credit in such manner as two leading independent investment banks of international repute (acting as experts), selected by the Guarantor and approved in writing by the Trustee consider appropriate (if at all) for any previous adjustment under this sub-Clause or sub-Clause 7.1.7 above.

              Such adjustment shall become effective on the date of modification of the rights of conversion, exchange or subscription attaching to such securities.

       7.1.9 Other Offers to Shareholders: If and whenever the Guarantor or any Subsidiary or (at the direction or request of or pursuant to any arrangements with the Guarantor or any Subsidiary) any other company, person or entity issues, sells or distributes any securities in connection with an offer by or on behalf of the Guarantor or any Subsidiary or such other company, person or entity pursuant to an offer in which the Shareholders generally (meaning for these purposes the holders of at least 60 per cent. of the Shares outstanding at the time such offer is made) are entitled to participate in arrangements whereby such securities may be acquired by them (except where the Conversion Price falls to be adjusted under sub-Clauses 7.1.4, 7.1.5, 7.1.6 or 7.1.7 above), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

                                  A-B
                                ---------
                                   A


              where:

              A is the Current Market Price of one Share on the last Trading Day preceding the date on which such issue is publicly announced; and

              B is the Fair Market Value on the date of such announcement, as determined in good faith by two leading independent investment banks of international repute (acting as experts), selected by the Guarantor and approved in writing by the Trustee, of the portion of the rights attributable to one Share.

              Such adjustment shall become effective on the date of issue of the securities.

       7.1.10 Other Events: If the Guarantor determines that an adjustment should be made to the Conversion Price as a result of one or more events or circumstances not referred to in this sub-Clause 7.1, the Guarantor shall at its own expense request two leading independent investment banks of international repute (acting as experts), selected by the Guarantor and approved in writing by the Trustee, to determine as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereof, if the adjustment would result in a reduction in the Conversion Price, and the date on which such adjustment should take effect and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination PROVIDED THAT where the circumstances giving rise to any adjustment pursuant to this sub-Clause 7.1 have already resulted or will result in an adjustment to the Conversion Price or where the circumstances giving rise to any adjustment arise by virtue of circumstances which have already given rise or will give rise to an adjustment to the Conversion Price, such modification (if any) shall be made to the operation of the provisions of this sub-Clause 7.1 as may be advised by two leading investment banks of international repute (acting as experts), selected by the Guarantor and approved in writing by the Trustee, to be in their opinion appropriate to give the intended result.

7.2 Calculation of Consideration Receivable: For the purpose of any calculation of the consideration receivable pursuant to Clauses 7.1.6,
       7.1.7 and 7.1.8:

       7.2.1 Issue of Shares for Cash: the aggregate consideration receivable for Shares issued for cash shall be the amount of such cash provided that in no case shall any deduction be made for any commission or any expenses paid or incurred by the Guarantor for any underwriting of the issue or otherwise in connection therewith;

       7.2.2 Issue of Shares on Conversion or Exercise of Securities: (1) the aggregate consideration receivable for the Shares to be issued on the conversion or exchange of any securities shall be deemed to be the consideration received or receivable by the Guarantor for any such securities and (2) the aggregate consideration receivable for the Shares to be issued on the exercise of rights of subscription attached to any securities shall be deemed to be that part (which may be the whole) of the consideration received or receivable by the Guarantor for such securities which is attributed by the Guarantor to such rights of subscription or, if no part of such consideration is so attributed or the Trustee so requires by written notice to the Guarantor, the Fair Market Value of such rights of subscription as at the date of the announcement of the terms of issue of such securities (as determined by a two leading independent investment banks of international repute (acting as experts), selected by the Guarantor and approved in writing by the Trustee, plus in the case of each of (1) and (2) above, the additional minimum consideration (if any) to be received by the Guarantor on the conversion or exchange of such securities, or on the exercise of such rights of subscription (the consideration in all such cases to be determined subject to the proviso in Clause 7.2.1) and (3) the consideration per Share receivable by the Guarantor on the conversion or exchange of, or on the exercise of such rights of subscription attached to, such securities shall be the aggregate consideration referred to in (1) or (2) above, as the case may be, converted into Hong Kong dollars if such consideration is expressed in a currency other than Hong Kong dollars at such rate of exchange as may be determined in good faith by two leading independent investment banks of international repute (acting as experts) selected by the Guarantor and approved in writing by the Trustee to be the spot rate ruling at the close of business on the date of announcement of the terms of issue of such securities, divided by the number of Shares to be issued on such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate.

7.3 More than One Event in Quick Succession: Where more than one event which gives or may give rise to an adjustment to the Conversion Price occurs within such a short period of time that in the opinion of two leading independent investment banks of international repute (acting as experts), selected by the Guarantor and approved in writing by the Trustee, the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by two leading independent investment banks of international repute (acting as experts), selected by the Guarantor and approved in writing by the Trustee, to be in their opinion appropriate in order to give such intended result.

7.4 Auditors' Certificate Conclusive: If any doubt shall arise as to the appropriate adjustment to the Conversion Price a certificate of the Auditors or an independent investment bank shall be conclusive and binding on all concerned save in the case of manifest error.

7.5 Rounding and Minor Adjustments: On any adjustment, the resultant Conversion Price, if not an integral multiple of one Hong Kong cent, shall be rounded down to the nearest one Hong Kong cent. No adjustment shall be made to the Conversion Price if such adjustment (rounded down if applicable) would be less than one per cent. of the Conversion Price then in effect. Any adjustment not required to be made, and any amount by which the Conversion Price has not been rounded down, shall be carried forward and taken into account in any subsequent adjustment. Notice of any adjustment shall be given to Bondholders in accordance with Condition 16 as soon as practicable after their determination.

7.6 No Discount to Par Value: The Conversion Price may not be reduced so that, on conversion of Bonds, Shares would fall to be issued at a discount to their nominal value or would require Shares to be issued in any other circumstances not permitted by applicable law.

7.7 Selection of Investment Banks: If the Guarantor fails, within a reasonable time, to select independent investment banks when required for the purposes of this Clause, the Trustee may select such banks and shall have no liability to any person in respect of such selection.

7.8 Post-Record Date Adjustments: If the Conversion Date in relation to any Bond shall be after the record date for any such issue, distribution, grant, offer or other event as is mentioned in Clause 7.1.2 to 7.1.5 and 7.1.9, or any such issue as is mentioned in Clause 7.1.6 and 7.1.7 which is made to the Shareholders or any of them, but before the relevant adjustment becomes effective under Clause 7.1, the Guarantor shall (conditional on such adjustment becoming effective) procure that there be issued to the converting Bondholder or in accordance with the instructions contained in the Conversion Notice (subject to applicable exchange control or other laws or other regulations) such additional number of Shares as, together with the Shares issued or to be issued on conversion of the relevant Bond, is equal to the number of Shares which would have been required to be issued on conversion of such Bond if the relevant adjustment (more particularly referred to in the said Clauses above) to the Conversion Price had in fact been made and become effective immediately after the relevant record date. Such additional Shares will be allotted as at, and within one month after, the relevant Conversion Date or, if the adjustment results from the issue of Shares, the date of issue of Shares. Certificates for such Shares will be despatched within such period of one month.

7.9 No Duty to Monitor: The Trustee shall not be under any duty to monitor whether any event or circumstance has happened or exists which may require an adjustment to be made to the Conversion Price and will not be responsible to Bondholders for any loss arising from any failure by it to do so.

7.10 Cash Settlement Option: The Issuer is entitled to specify, in accordance with Condition 5.2.4, that it will, on exercise of a Conversion Right, pay to the relevant Bondholder or the Trustee (as the case may be) the Cash Settlement Amount in order to satisfy such Conversion Right in full or in part (in which case the other part shall be satisfied by the delivery of Shares) in accordance with the Conditions.

7.11 Employee Share Scheme: No adjustment will be made to the Conversion Price when Shares or other securities (including rights or options) are issued, offered or granted to employees (including directors) or other eligible participants of the Guarantor or any Subsidiary of the Guarantor pursuant to any Employee Share Scheme (and which Employee Share Scheme is in compliance with the listing rules of the Hong Kong Stock Exchange or, if applicable, those of an Alternative Stock Exchange).


8      Consolidation, Amalgamation or Merger

       Neither the Issuer nor the Guarantor will consolidate with, merge or amalgamate into or transfer its assets substantially as an entirety to any corporation or convey or transfer its properties and assets substantially as an entirety to any person (the consummation of any such event, a "Merger"), unless:

       (a) the corporation formed by such Merger or the person that acquired such properties and assets shall expressly assume, by a supplemental trust deed, all obligations of the Issuer or the Guarantor, as the case may be, under this Trust Deed and the performance of every covenant and agreement applicable to it contained herein;

       (b) immediately after giving effect to any such Merger, no Event of Default, and no event which, after notice or lapse of time, or both, may become an Event of Default shall have occurred and be continuing or would result therefrom; and

       (c) the corporation formed by such Merger, or the person that acquired such properties and assets, shall expressly agree, among other things, to indemnify each holder of a Bond against any tax, assessment or governmental charge payable by withholding or deduction thereafter imposed on such holder solely as a consequence of such Merger with respect to the payment of principal on the Bonds.


9      Application of Moneys Received by the Trustee

9.1 Declaration of Trust: All moneys received by the Trustee in respect of the Bonds or amounts payable under this Trust Deed will, despite any appropriation of all or part of them by the Issuer or the Guarantor, be held by the Trustee upon trust to apply them (subject to Clause 9.2):

       9.1.1 firstly, in payment of all costs, charges, expenses and liabilities properly incurred by the Trustee (including remuneration payable to the Trustee) in carrying out its functions under this Trust Deed;

       9.1.2 secondly, in payment of any amounts of principal and interest owing in respect of the Bonds pari passu and rateably;

       9.1.3 thirdly, in payment of any other amounts owing in respect of the Bonds; and

       9.1.4 fourthly, in payment of any balance (if any) to the Issuer for itself or, if any moneys were received from the Guarantor and to the extent of such moneys, the Guarantor.

       If the Trustee holds any moneys which represent principal and interest in respect of Bonds in respect of which claims have become prescribed under Condition 11, the Trustee will hold them on these trusts.

9.2 Accumulation: If the amount of the moneys at any time available for payment in respect of the Bonds under Clause 9.1 is less than 10 per cent. of the principal amount of the Bonds then outstanding, the Trustee may, at its sole discretion, invest such moneys upon some or one of the investments authorised under Clause 9.3 with power from time to time similarly to vary such investments. The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least 10 per cent. of the principal amount of the Bonds then outstanding and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) will be applied as specified in Clause 9.1.

9.3 Investment: Moneys held by the Trustee may be invested in its name or under its control in any investments or other assets anywhere whether or not they produce income or deposited in its name or under its control at such bank or other financial institution in such currency as the Trustee may, in its absolute discretion, think fit. If that bank or institution is the Trustee or a subsidiary, holding or associated company of the Trustee, it needs only account for an amount of interest equal to the standard amount of interest payable by it on such a deposit to an independent customer. The Trustee may at any time vary or transpose any such investments or assets or convert any moneys so deposited into any other currency, and will not be responsible for any resulting loss, whether by depreciation in value, change in exchange rates or otherwise.


10     General Covenants

       So long as any Bond is outstanding, save with the approval of an Extraordinary Resolution or with the prior written approval of the Trustee where, in the opinion of the Trustee, it is not materially prejudicial to the interests of Bondholders to give such approval, the Guarantor will:

10.1 Books of Account: keep, and procure that its Subsidiaries keep, proper books of account and, at any time after an Event of Default or Potential Event of Default has occurred or if the Trustee has grounds to believe that such an event has occurred, so far as permitted by applicable law, allow, and procure that each of its Subsidiaries will allow, the Trustee and anyone appointed by it, access to the books of account of the Issuer, the Guarantor and/or the relevant Subsidiary respectively at all reasonable times on prior appointment during normal business hours;

10.2 Notice of Events of Default: notify the Trustee in writing immediately on receiving notice of the occurrence of any Event of Default or Potential Event of Default;

10.3 Information: so far as permitted by applicable law, give the Trustee such information as it requires to perform its functions;

10.4 Financial Statements etc.: send to the Trustee, as soon as practicable and in any event within ten days of request from the Trustee (and, in the case of each annual Fiscal Period, in any event within 6 months after the close of the relevant Fiscal Period) after the same is made available to its members following the close of each Fiscal Period, three copies or translations, in each case in English, of the following:

       10.4.1 in the case of the first semi-annual Fiscal Period falling within each of the annual Fiscal Periods, the semi-annual interim report containing unaudited consolidated Accounts of the Guarantor in respect of such Fiscal Period which Accounts are prepared on a basis substantially consistent with the most recent audited Accounts, or which indicate the way in which their basis of preparation is different; and

       10.4.2 in the case of each annual Fiscal Period, the annual report containing audited Accounts (including without limitation the profit and loss account and the balance sheets) of the Guarantor as at the end of, and for, such Fiscal Period, reported on by the Auditors and prepared in accordance with the Listing Rules;

       provided that if and to the extent that the Accounts are not prepared or adjusted on a basis consistent with that used for the preceding corresponding Fiscal Period, that fact shall be stated;

10.5 Information Material to Bondholders: send to the Trustee three copies or translations, in each case in the English language, of all notices, statements and documents which are issued to the holders of its shares or its creditors generally as soon as practicable (but not later than 30 days) after their date of issue and make available to the Agents (without cost to the Agents) as many further copies or translations as they may reasonably request in order to satisfy requests from Bondholders for them;

10.6 Other Information: send to the Trustee together with the Accounts referred to in Clause 10.4 a list in the English language of all documents issued, during or in respect of the relevant annual Fiscal Period, by the Guarantor to its Shareholders, which list shall indicate the principal subject of each of such documents, and (if the Trustee so requires at any time) provide a certified copy or translation, in each case in the English language, of any document described in such list within 30 days after being requested so to do;

10.7 Certificate of Directors: send to the Trustee, at the same time as its annual audited Accounts being provided pursuant to Clause 10.4.2 above, and also within 14 days after any request by the Trustee a certificate of each of the Issuer and the Guarantor signed by a Director on behalf of the Issuer or the Guarantor (as the case may be) to the effect that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Issuer or the Guarantor (as the case may be) as at a date (the "Certification Date") being not more than five days before the date of the certificate:

       10.7.1 no Event of Default or Potential Event of Default had occurred since the date of this Trust Deed or the Certification Date of the last such certificate (if any) or, if such an event had occurred, giving details of it; and

       10.7.2 each of the Issuer and the Guarantor has complied with all its obligations under this Trust Deed (or, if such is not the case, giving details of the non-compliance).

       The Trustee shall be entitled to rely upon certificates of each of the Issuer and the Guarantor;

10.8 Notices to Bondholders: send to the Trustee at least seven days (or such shorter period as may be agreed by the Trustee) prior to the date of publication, a copy of the form of each notice to be given to Bondholders and once given, two copies of each such notice, such notice to be in a form approved by the Trustee and (if applicable) complying with the requirements of the Hong Kong Stock Exchange or an Alternative Stock Exchange;

10.9 Further Acts: so far as permitted by applicable law, do such further things as may be necessary in the opinion of the Trustee to give effect to this Trust Deed;

10.10 Notice of late payment: forthwith upon request by the Trustee give notice to the Bondholders of any unconditional payment to the Principal Agent or the Trustee of any sum due in respect of the Bonds made after the due date for such payment;

10.11 Listing: use all reasonable endeavours to maintain the listing of the Bonds on the Hong Kong Stock Exchange. If, however, it is unable to do so, having used such endeavours, or if the maintenance of such listing is unduly onerous, the Guarantor will instead use all reasonable endeavours promptly to obtain and thereafter to maintain a listing of the Bonds on another stock exchange as the Guarantor may (with the approval of the Trustee) decide or, failing which, as the Trustee may reasonably determine;

10.12 Change in Agents: give at least 14 days' prior notice to the Bondholders of any future appointment, resignation or removal of any Agent or of the Registrar or of any change by any Agent or by the Registrar of its specified office and not make any such appointment or removal without the Trustee's prior written approval (such approval not to be unreasonably withheld or delayed), provided that no Registrar or Transfer Agent in Hong Kong may be appointed at any time;

10.13 Early Redemption: give prior notice to the Trustee of any proposed early redemption pursuant to Condition 7.2 or 7.3;

10.14 Change of Control or Delisting: give notice (which shall be in writing) to the Trustee and the Bondholders in accordance with Condition 16 by not later than 14 days following the first day on which it becomes aware of the occurrence of a Change of Control (as defined in Condition 7.5.5) or Delisting (as defined in Condition 7.6.1);

10.15 Principal Subsidiaries: give to the Trustee at the same time as sending the certificate referred to in Clause 10.7 or within 21 days of a request by the Trustee, a certificate by the Directors listing those Subsidiaries which as at the end of the last financial year of the Guarantor or as at the date specified in such request were Principal Subsidiaries, accompanied by a certificate of the Auditors addressed to the Directors as to proper extraction of the figures used by the Directors in determining the Principal Subsidiaries and the accuracy of the calculations;

10.16 Compliance: the Conditions shall be binding on the Issuer, the Guarantor and the Bondholders. The Trustee shall be entitled to enforce the obligations of the Issuer and the Guarantor under the Bonds and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Bonds. The provisions contained in Schedule 3 shall have effect in the same manner as if herein set forth;

10.17 Bonds held by the Issuer etc.: send to the Trustee as soon as practicable after being so requested by the Trustee a certificate of the Issuer or the Guarantor, as the case may be, signed by a Director of the Issuer or the Guarantor (as the case may be) stating the number of Bonds held at the date of such certificate by or on behalf of the Issuer or the Guarantor, as the case may be, or their respective Subsidiaries;

10.18 Default Interest: if there shall be a default in the payment of all or any part of the principal on any Bond when the same shall have become due and payable, whether upon maturity or by declaration or otherwise, pay default interest on any overdue principal at the rate of 5 per cent. per annum, which shall accrue on the overdue sum from the due date; and

10.19 ADSs: give notice to the Bondholders of any termination of or any modification under the Deposit Agreement and to maintain the arrangements for delivery of ADSs on conversion of the Bonds for so long as the Depositary Facility remains in effect (unless prevented by applicable laws or regulations).


11     Remuneration and Indemnification of the Trustee

11.1 Normal Remuneration: So long as any Bond is outstanding the Issuer (failing whom the Guarantor) will pay the Trustee as remuneration for its services as Trustee such sum on such dates in each case as they may from time to time agree. Such remuneration will accrue from day to day from the date of this Trust Deed. However, if any payment to a Bondholder of moneys due in respect of any Bond or delivery of Shares on conversion of a Bond is improperly withheld or refused by the Issuer or the Guarantor, such remuneration will again accrue as from the date of such withholding or refusal until payment or delivery to such Bondholder or the Trustee is duly made.

11.2 Extra Remuneration: If an Event of Default or a Potential Event of Default shall have occurred or if the Trustee (after prior consultation with the Issuer) finds it expedient or necessary or is requested by the Issuer to undertake duties which are agreed by the Trustee and the Issuer to be of an exceptional nature or otherwise outside the scope of the Trustee's normal duties under this Trust Deed, the Issuer will pay such additional remuneration as they may agree or, failing agreement as to any of the matters in this Clause 11.2 (or as to such sums referred to in sub-Clause 11.1), as determined by an investment bank of international repute (acting as an expert) selected by the Trustee and approved by the Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales. The expenses involved in such nomination and such investment bank's fee will be paid by the Issuer. The determination of such investment bank will in the absence of manifest error be conclusive and binding on the Issuer, the Guarantor, the Trustee and the Bondholders.

11.3 Expenses: The Issuer (failing whom the Guarantor) will also on demand by the Trustee pay or discharge all costs, charges, liabilities and expenses properly incurred by the Trustee in the preparation and execution of this Trust Deed and the performance of its functions under this Trust Deed including, but not limited to, legal and travelling expenses and any stamp, documentary or other taxes or duties paid by the Trustee in connection with any legal proceedings properly brought or contemplated by the Trustee against the Issuer or the Guarantor to enforce any provision of this Trust Deed or the Bonds. Such costs, charges, liabilities and expenses will:

       11.3.1 in the case of payments made by the Trustee before such demand carry interest from the date of such demand and shall accrue at the rate of one per cent. above the costs of funds reasonably determined by the Trustee; and

       11.3.2 in other cases carry interest at such rate from 30 days after the date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier date.

11.4 Indemnity: The Issuer (failing whom the Guarantor) will on demand by the Trustee indemnify it in respect of Amounts or Claims paid or incurred by it in acting as the Trustee under this Trust Deed (including (1) any Agent/Delegate Liabilities and (2) in respect of any proceedings or disputing or defending any Amounts or Claims made against the Trustee or any Agent/Delegate Liabilities). The Issuer will on demand by such agent or delegate indemnify it against such Agent/Delegate Liabilities. "Amounts or Claims" are losses, liabilities, costs, claims, actions, demands or expenses and "Agent/Delegate Liabilities" are Amounts or Claims which the Trustee is or would be obliged to pay or reimburse to any of its agents or delegates appointed pursuant to this Trust Deed. The Contracts (Rights of Third Parties) Act 1999 applies to this Clause 11.4.

11.5 Continuing Effect: Clauses 11.3 and 11.4 will continue in full force and effect as regards the Trustee even if it no longer is Trustee or the Bonds are no longer outstanding or this Trust Deed has been discharged.


12     Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000

12.1 Advice: The Trustee may act on the opinion or advice of, or information obtained from, any expert (including the Auditors), whether obtained by or addressed to the Issuer, the Guarantor, the Trustee, the Principal Agent or otherwise, and notwithstanding any monetary or other limit on liability in respect thereof, will not be responsible to anyone for any loss occasioned by so acting. Any such opinion, advice or information may be sent or obtained by letter, telex, fax or electronic mail and the Trustee will not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means, notwithstanding any limitation on liability (monetary or otherwise) in relation to such person's opinion or advice and even if it contains some error or is not authentic.

12.2 Trustee to Assume Performance: The Trustee need not notify anyone of the execution of this Trust Deed or do anything to find out if an Event of Default or Potential Event of Default has occurred. Until it has actual knowledge or express notice to the contrary, the Trustee may assume that no such event has occurred and that the Issuer and the Guarantor are performing all their obligations under this Trust Deed and the Bonds.

12.3 Resolutions of Bondholders: The Trustee will not be responsible for having acted in good faith on a resolution purporting to have been passed at a meeting of Bondholders in respect of which minutes have been made and signed even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or that the resolution was not valid or binding on the Bondholders.

12.4 Certificate signed by Directors: If the Trustee, in the exercise of its functions, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate signed by the Issuer's Auditors or the Guarantor's Auditors or any Director of the Issuer or the Guarantor, as the case may be, as to that fact or to the effect that, in their opinion, that act is expedient and the Trustee need not call for further evidence and will not be responsible for any loss occasioned by acting on such a certificate or report.

12.5 Deposit of Documents: The Trustee may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers reasonably believed by it to be of good repute and may deposit this Trust Deed and any other documents with such custodian and pay all sums due in respect thereof.

12.6 Discretion: The Trustee will have absolute and uncontrolled discretion as to the exercise of its functions pursuant to the terms of this Trust Deed and the Conditions and will not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from their exercise or non-exercise. Whenever in this Trust Deed, the Agency Agreement or by law, the Trustee shall have discretion or permissive power it may decline to exercise the same in the absence of approval by the Bondholders.

12.7 Agents: Whenever it reasonably considers it expedient in the interests of the Bondholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money), provided that no agent in Hong Kong may be appointed to carry out the functions of the Registrar or Transfer Agent at any time.

12.8 Delegation: Whenever it considers it expedient in the interests of the Bondholders, the Trustee may delegate to any person on any terms (including power to sub-delegate) all or any of its functions.

12.9 Nominees: In relation to any asset held by it under this Trust Deed, the Trustee may appoint any person to act as its nominee on any terms.

12.10 Forged Bonds: The Trustee will not be liable to the Issuer or the Guarantor or any Bondholder by reason of having accepted as valid or not having rejected any Bond purporting to be such and later found to be forged or not authentic.

12.11 Confidentiality: Unless ordered to do so by a court of competent jurisdiction the Trustee shall not be required to disclose to any Bondholder any confidential financial or other information made available to the Trustee by the Issuer or the Guarantor.

12.12 Determinations Conclusive: As between itself and the Bondholders the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive and shall bind the Trustee and the Bondholders.

12.13 Currency: Save as provided in the Conditions, where it is necessary or desirable to convert or translate any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted or translated at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer, the Guarantor and the Bondholders.

12.14 Events of Default: The Trustee may determine whether or not an Event of Default or Potential Event of Default is in its opinion capable of remedy and/or materially prejudicial to the interests of the Bondholders. Any such determination will be conclusive and binding on the Issuer, the Guarantor and the Bondholders.

12.15 Payment for and Delivery of Bonds: The Trustee will not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Bonds, any exchange of Bonds or the delivery of Bonds to the persons entitled to them.

12.16 Conversion Price: The Trustee shall have no duty or responsibility to determine whether facts exist which may require an adjustment of the Conversion Price or to determine the nature or extent of any such adjustment when made or the method used or to be used in making it.

12.17 The Shares: The Trustee shall have no duty or responsibility at any time in respect of the validity or value (or the kind or amount) of the Shares or any other property which may at any time be issued or delivered on the conversion of any Bonds or the sale or other disposal of any Shares. The Trustee shall not be responsible for any failure of the Guarantor to make available or deliver any Shares, share certificates or any other securities or property or make any payment on the exercise of any Conversion Right.

12.18 Responsibility: The Trustee assumes no responsibility for the correctness of Recital (A) to this Trust Deed which shall be taken as a statement by the Issuer, nor shall the Trustee by the execution of this Trust Deed be deemed to make any representation as to the validity, sufficiency or enforceability of the Bonds.

12.19 Enforcement: The Trustee may at its discretion take proceedings against the Issuer and/or the Guarantor to enforce payment of the Bonds after the Bonds have become due and payable or to declare the Bonds due and payable, provided that the Trustee shall not be under any obligation to do any of the foregoing unless it shall have been so requested in writing by the holders of not less than 25 per cent. in principal amount of the Bonds then outstanding (which request has not been revoked) or shall have been so directed by an Extraordinary Resolution of the Bondholders and it shall have been indemnified and/or secured to its satisfaction.

12.20  Satisfaction of Trustee in Condition 7.3: For the purposes of Condition
       7.3 the Trustee shall be satisfied by the Issuer that the Issuer (or if the Guarantor was called, the Guarantor) will be obliged to pay additional amounts as provided in that Condition by the delivery to it of (a) a certificate signed by a Director of the Issuer or the Guarantor, as the case may be and (b) an opinion of independent legal or tax advisors of recognised standing to the effect that such change or amendment has occurred (irrespective of whether such amendment or change is then effective).

12.21 Consolidation, amalgamation etc.: The Trustee shall not be responsible for any consolidation, amalgamation, merger, reconstruction or scheme of the Issuer or the Guarantor or any sale or transfer of all or substantially all of the assets of the Issuer or the Guarantor or the form or substance of any plan relating thereto or the consequences thereof to any Bondholder.

12.22 Bonds and documents: The Trustee shall not be liable to the Issuer or the Guarantor or any Bondholder if without fraud, negligence or wilful default on its part it has accepted as valid or has not rejected any Bonds purporting to be such and subsequently found to be forged or not authentic nor shall it be liable for any action taken or omitted to be taken in reliance on any document, certificate or communication believed by it to be genuine and to have been presented or signed by the proper parties.

12.23 Consent: Any consent to be given by the Trustee for the purposes of this Trust Deed may be given on such reasonable terms and subject to such reasonable conditions (if any) as the Trustee thinks fit.

12.24 Acceleration: The Trustee shall not be obliged to declare the Bonds immediately due and payable under Condition 9 unless it has been indemnified and/or secured to its satisfaction in respect of all costs, claims and liabilities which it has incurred to that date and to which it may thereby and as a consequence thereof in its opinion render itself, or have rendered itself, liable.

12.25 Responsibility for agents etc.: If the Trustee exercises reasonable care in selecting any custodian, agent, delegate or nominee appointed under this clause (an "Appointee"), it will not have any obligation to supervise the Appointee or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee's misconduct or default or the misconduct or default of any substitute appointed by the Appointee.

12.26 Bonds held by the Issuer etc.: In the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate under Clause 10.17) that no Bonds are for the time being held by or on behalf of the Issuer, the Guarantor or their Subsidiaries.

12.27 Reliance on Certificates: The Trustee may rely without liability to Bondholders on any certificate prepared by the Directors of the Guarantor and accompanied by a certificate or report prepared by an internationally recognised firm of accountants pursuant to the Conditions and/or this Trust Deed, whether or not addressed to the Trustee and whether or not the internationally recognised firm of accountants' liability in respect thereof is limited by a monetary cap or otherwise limited or excluded and shall be obliged to do so where the certificate or report is delivered pursuant to the obligation of the Issuer or the Guarantor to procure such delivery under the Conditions; any such certificate or report shall be conclusive and binding on the Issuer, the Guarantor and the Bondholders.

12.28 Guarantor's Instructions binding on Issuer: The Trustee may act on the instructions of or request from the Guarantor which instructions or request shall bind the Issuer.

12.29 Error of Judgment: The Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Trustee assigned by the Trustee to administer its corporate trust matters.

12.30 Professional Charges: Any Trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed and also his properly and reasonably incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person.

12.31 Expenditure by the Trustee: Nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

12.32 Consequential loss: Notwithstanding any provision of this Trust Deed to the contrary, the Trustee shall not in any event be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), whether or not foreseeable, even if the Trustee has been advised of the likelihood of such loss or damage, unless the claim for loss or damage is made in respect of fraud on the part of the Trustee.

12.33 Certificates from clearing systems: The Trustee may call for any certificate or other document to be issued by Clearstream or Euroclear (or any alternative clearing system on behalf of whom the Global Certificate may be held) as to the principal amount of Bonds evidenced by the Global Certificate standing to the account of any person. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Clearstream or Euroclear (or any such alternative clearing system) and subsequently found to be forged or not authentic or not to be correct.


13     Trustee Liable for Negligence

       Section 1 of the Trustee Act 2000 shall not apply to any function of the Trustee in relation to the trust constituted under this Trust Deed, provided that if the Trustee fails to show the degree of care and diligence required of it as trustee having regard to the provisions hereof, nothing in this Trust Deed shall relieve or indemnify it from or against any liability which would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it may be guilty.


14     Waiver and Proof of Default

14.1 Waiver: The Trustee may, without the consent of the Bondholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Bondholders will not be materially prejudiced thereby, waive or authorise, on such terms as seem expedient to it, any breach or proposed breach by the Issuer or the Guarantor of this Trust Deed, the Bonds, the Agency Agreement or the Conditions or determine that an Event of Default or Potential Event of Default will not be treated as such provided that the Trustee will not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 9. No such direction or request will affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination will be binding on the Bondholders and, unless the Trustee agrees otherwise, will be notified by the Issuer to the Bondholders as soon as practicable thereafter.

14.2 Proof of Default: Proof that the Issuer or the Guarantor has failed to pay a sum due to the holder of any one Bond will (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Bonds which are then payable.

14.3 Calculation of threshold amount: In computing the threshold amounts for the purpose of Condition 9.1.5, (a) no obligation in respect of which there is a default shall be counted more than once, by reason for instance that the person is actually liable for such obligation and another person is contingently liable for it and (b) where any obligation is a net obligation, the net amount of such obligation shall be taken rather than the gross obligation which has been reduced to such net amount.


15     Trustee not Precluded from Entering into Contracts

       The Trustee and any other person, whether or not acting for itself, may acquire, hold or dispose of any Bond or other security (or any interest therein) of the Issuer, the Guarantor and any entity relating to the Guarantor or any other person, may enter into or be interested in any contract or transaction with any such person and may act on, or as depositary or agent for, any committee or body of holders of any securities of any such person in each case with the same rights as it would have had if the Trustee were not acting as Trustee and need not account for any profit.


16     Modification and Substitution

16.1 Modification: The Trustee may agree, without the consent of the Bondholders, to (a) any modification to the Bonds or this Trust Deed which is of a formal, minor or technical nature or (b) is made to correct a manifest error or to comply with mandatory provisions of law. The Trustee may also so agree to any modification to this Trust Deed which is in its opinion not materially prejudicial to the interests of the Bondholders or is otherwise generally in the interests of the Bondholders, but such power does not extend to any such modification as is mentioned in the proviso to paragraph 16 of Schedule 3. Any such modification as is permitted by this Clause 16.1 will be binding on the Bondholders. Unless the Trustee agrees otherwise, the Issuer shall, upon a modification pursuant to this Clause 16.1, give notice to the Bondholders as soon as practicable thereafter in accordance with Condition 16.

16.2   Substitution:

       16.2.1 The Trustee may, without the consent of the Bondholders, agree to the substitution of any other company (the "Substituted Obligor") in place of the Issuer (or of any previous substitute under this sub-Clause) as the principal debtor under this Trust Deed and the Bonds provided that:

               (i) a deed is executed or undertaking given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by this Trust Deed and the Bonds (with consequential amendments as the Trustee may deem appropriate) as if the Substituted Obligor had been named in this Trust Deed and the Bonds as the principal debtor in place of the Issuer;

               (ii) if the Substituted Obligor is subject generally to the taxing jurisdiction of a territory or any authority of or in that territory with power to tax (the "Substituted Territory") other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) the Issuer is subject generally (the "Issuer's Territory"), the Substituted Obligor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to Condition 8 with the substitution for the references in that Condition to the Issuer's Territory of references to the Substituted Territory whereupon the Trust Deed and the Bonds will be read accordingly;

               (iii) if a director of the Substituted Obligor certifies that it will be solvent immediately after such substitution, the Trustee need not have regard to the Substituted Obligor's financial condition, profits or prospects or compare them with those of the Issuer;

               (iv) the Issuer and the Substituted Obligor comply with such other requirements as the Trustee may direct in the interests of the Bondholders; and

               (v) (unless the Issuer's successor in business is the Substituted Obligor as the principal debtor under this Trust Deed and the Bonds) the obligations of the Substituted Obligor as the principal debtor under this Trust Deed and the Bonds are guaranteed by the Issuer to the Trustee's satisfaction.

16.3 Release of substituted Issuer: An agreement by the Trustee pursuant to Clause 16.2 will, if so expressed, release the Issuer (or a previous substitute) from any or all of its obligations under this Trust Deed and the Bonds. Notice of the substitution will be given to the Bondholders within 14 days of the execution of such documents and compliance with such requirements.

16.4 Completion of Substitution: On completion of the formalities set out in Clause 16.2, the Substituted Obligor will be deemed to be named in this Trust Deed and the Bonds as the principal debtor in place of the Issuer (or of any previous substitute) and this Trust Deed and the Bonds will be deemed to be amended as necessary to give effect to the substitution.


17     Currency Indemnity

17.1 Currency of Account and Payment: United States dollars (the "Contractual Currency") is the sole currency of account and payment for all sums payable by the Issuer or the Guarantor, as the case may be, under or in connection with this Trust Deed and the Bonds, including damages.

17.2 Extent of discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or the Guarantor, as the case may be, or otherwise), by the Trustee or any Bondholder in respect of any sum expressed to be due to it from the Issuer or the Guarantor, as the case may be, will only discharge the Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

17.3 Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Bonds, the Issuer or the Guarantor, as the case may be, will indemnify it against any loss sustained by it as a result. In any event, the Issuer or the Guarantor, as the case may be, will indemnify the recipient against the cost of making any such purchase.

17.4   Indemnity separate: The indemnities in this Clause 17 and in Clause
       11.4 constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Bondholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed and/or the Bonds or any other judgment or order.

18     Appointment, Retirement and Removal of the Trustee

18.1 Appointment: The Issuer has the power of appointing new trustees but no one may be so appointed unless previously approved by an Extraordinary Resolution. A trust corporation will at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee will be notified by the Issuer to the Bondholders as soon as practicable.

18.2 Retirement and Removal: Any Trustee may retire at any time on giving at least 60 days' written notice to the Issuer and the Guarantor without giving any reason and without being responsible for any costs occasioned by such retirement (other than for refunding any annual fee paid upfront) and the Bondholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of a sole trust corporation will not become effective until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, the Issuer (failing whom the Guarantor) will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee as soon as practicable and if, after 60 days' of such notice having been given the Issuer (failing whom the Guarantor) has failed to do so, the Trustee shall be entitled (at the expense of the Issuer) but not obliged to appoint another trust corporation selected by the Trustee as its successor.

18.3 Co-Trustees: The Trustee may, despite sub-Clause 18.1, by written notice to the Issuer and the Guarantor appoint anyone to act as an additional Trustee jointly with the Trustee:

       18.3.1 if the Trustee considers such appointment to be in the interests of the Bondholders;

       18.3.2 to conform with any legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed; or

       18.3.3 to obtain a judgment or to enforce a judgment or any provision of this Trust Deed in any jurisdiction.

       Subject to the provisions of this Trust Deed the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by written notice to the Issuer and the Guarantor and that person remove that person. At the Trustee's request, the Issuer and the Guarantor will forthwith do all things as may be required to perfect such appointment or removal and it irrevocably appoints the Trustee to be its attorney in its name and on its behalf to do so.

18.4 Competence of a Majority of Trustees: If there are more than two Trustees the majority of them will be competent to perform the Trustee's functions provided the majority includes a trust corporation.

18.5 Successor: Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder (provided it is a trust corporation) without the execution or filing of any papers or any further act on the part of any of the parties hereto.


19     Communications

       Any communication shall be by letter sent by registered post or courier or by fax:

       in the case of the Issuer, to it at:

       CNOOC Finance (2004) Limited
       c/o CNOOC Limited
       No.6 Dongzhimenwai,

       Beijing 100027
       People's Republic of China


       Fax no.:    (86-10) 8452-1512
       Attention:  Chief Financial Officer

       in the case of the Guarantor, to it at:

       CNOOC Limited
       No.6 Dongzhimenwai,
       Beijing 100027
       People's Republic of China

       Fax no.:    (86-10) 8452-1512
       Attention:  Chief Financial Officer

       and in the case of the Trustee, to it at:

       J.P. Morgan Corporate Trustee Services Limited
       Trinity Tower
       9 Thomas More Street
       London E1W 1YT
       United Kingdom

       Fax no.:    +44 207 777 5420
       Attention:  Manager, Institutional Trust Services

       Communications will take effect, in the case of a letter sent by registered post, on the seventh business day in London and Hong Kong after posting; in the case of a letter sent by courier, at the time of delivery; in the case of fax, at the time of despatch if the correct error-free transmission report is received; provided that if such communication would take effect outside business hours then it shall be deemed to be received on the next business day in the place of receipt.


20     Further Issues

20.1 Supplemental Trust Deed: If the Issuer issues further securities as provided in Condition 15, it shall, before their issue, execute and deliver to the Trustee a deed supplemental to this Trust Deed containing such provisions (corresponding to any of the provisions of this Trust Deed) as the Trustee may require.

20.2 Meetings of Bondholders: If the Trustee so directs, Schedule 3 shall apply equally to Bondholders and to holders of any securities issued pursuant to the Conditions as if references in it to "Bonds" and "Bondholders" were also to such securities and their holders respectively.


21     Governing Law, Third Party Rights and Jurisdiction

21.1 Governing Law: This Trust Deed shall be governed by and construed in accordance with English law.

21.2 Third Party Rights: A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act of 1999 to enforce any term of this Trust Deed except and to the extent (if any) that this Trust Deed expressly provides for such Act to apply to any of its terms.

21.3 Jurisdiction: The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Trust Deed or the Bonds and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed or the Bonds ("Proceedings") may be brought in such courts. Each of the Issuer and the Guarantor irrevocably submits to the jurisdiction of such courts and waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is for the benefit of the Trustee and each of the Bondholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

21.4 Service of Process: Each of the Issuer and the Guarantor appoints RB Secretariat Limited, currently at 10/F Beaufort House, 15 St. Botolph Street, London EC3A 7EE, England to receive, for it and on its behalf, service of process in any Proceedings in England. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Issuer or the Guarantor, as the case may be). If such process agent ceases to be able to act as such or no longer has an address in England, the Issuer and the Guarantor will appoint a substitute process agent acceptable to the Trustee and will immediately notify the Trustee of such appointment. Nothing shall affect the right to serve process in any other manner permitted by law.


22     Counterparts

       This Trust Deed (and any supplemental trust deed thereto) may be executed in counterpart, which when taken together shall constitute one and the same instrument.

                                  SCHEDULE 1
                              Form of Certificate



On the front:

Amount           ISIN              Common Code          Certificate Number
                  XS[o]             [o]


                         CNOOC FINANCE (2004) LIMITED

      (incorporated in the British Virgin Islands with limited liability)

                               US$1,000,000,000
                     Zero Coupon Guaranteed Convertible Bonds due 2009
                unconditionally and irrevocably guaranteed by CNOOC LIMITED

The Bond or Bonds in respect of which this Certificate is issued, the identifying numbers of which are noted above, are in registered form and form part of a series designated as specified in the title (the "Bonds") of CNOOC Finance (2004) Limited (the "Issuer") and constituted by the Trust Deed referred to on the reverse hereof. The Bonds are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the "Conditions") set out on the reverse hereof.

The Issuer hereby certifies that o of o is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of US$o (o United States dollars). For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Certificate is issued such amount or amounts as shall become due in respect of such Bonds and otherwise to comply with the Conditions.

The Bonds in respect of which this Certificate is issued are convertible into fully-paid ordinary shares with a par value of HK$0.02 each of CNOOC Limited (the "Guarantor") subject to and in accordance with the Conditions and the Trust Deed.

This Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration on the register of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Certificate is issued.

This Certificate shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

The Certificate is governed by, and shall be construed in accordance with, English law.

IN WITNESS whereof the Issuer has caused this Certificate to be signed on its behalf.

Dated [o]

CNOOC FINANCE (2004) LIMITED

By:



Director/Authorised Signatory

Certificate of Authentication

Certified that the above-named holder is at the date hereof entered in the register of Bondholders as holder of the above-mentioned principal amount of Bonds with identifying numbers:

                                                      ......................

                                                      ......................

                                                      ......................

                                                      ......................



J.P. MORGAN BANK LUXEMBOURG S.A. as Registrar

By:





Authorised Signatory

Dated:

On the back:

                PRINCIPAL PAYING, CONVERSION AND TRANSFER AGENT

                   JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

                                 Trinity Tower
                             9 Thomas More Street
                                London E1W 1YT
                                United Kingdom

                                   REGISTRAR

                       J.P. MORGAN BANK LUXEMBOURG S.A.

                                5, rue Plaetis
                            L-2338 Luxembourg Grund

                               Form of Transfer

FOR VALUE RECEIVED the undersigned hereby transfers to

................................................................................

................................................................................

(Please Print or Typewrite Name and Address of Transferee)

US$...........principal amount of the Bonds in respect of which this
Certificate is issued, and all rights in respect thereof.

All payments in respect of the Bonds hereby transferred are to be made (unless otherwise instructed by the transferee) to the following account:

Name of bank:  .......       ........................

US$ account number: ..       ........................

For the account of:...       ........................



Dated:         ........................................

               ........................................

               Certifying Signature

Name:          ........................................



Notes:

(i) A representative of the Bondholder should state the capacity in which he signs, e.g. executor.

(ii) The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Agent or the Registrar may require.

                                  SCHEDULE 2
                          Form of Global Certificate

                                                            ISIN: XS0207120154
                                                        Common Code: 020712015



                         CNOOC FINANCE (2004) LIMITED

      (incorporated in the British Virgin Islands with limited liability)

                               US$1,000,000,000
               Zero Coupon Guaranteed Convertible Bonds due 2009
                 unconditionally and irrevocably guaranteed by
                        and convertible into Shares of
                                 CNOOC LIMITED



                              GLOBAL CERTIFICATE

The Bonds in respect of which this Global Certificate is issued are in registered form (the "Bonds") of CNOOC Finance (2004) Limited (the "Issuer").

The Issuer hereby certifies that Chase Nominees Limited is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of US$1,000,000,000 (One Billion United States dollars) or such other amount as is shown on the register of Bondholders as being represented by this Global Certificate and is duly endorsed (for information purposes only) in the third column of Schedule A to this Global Certificate. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Global Certificate is issued such amount or amounts as shall become due in respect of such Bonds and otherwise to comply with the Conditions, as referred to below.

The Bonds are constituted by a Trust Deed dated 15 December 2004 (the "Trust Deed") and made between the Issuer, CNOOC Limited as guarantor (the "Guarantor") and J.P. Morgan Corporate Trustee Services Limited as trustee (the "Trustee") and are subject to, and have the benefit of, the Trust Deed and the terms and conditions (the "Conditions") set out in Schedule 1 to the Trust Deed, as modified by the provisions of this Global Certificate. Terms defined in the Trust Deed have the same meaning when used herein.

The Bonds in respect of which this Global Certificate is issued are convertible into fully-paid ordinary shares of par value HK$0.02 each of the Guarantor subject to and in accordance with the Conditions and the Trust Deed.

Owners of interests in the Bonds in respect of which this Global Certificate is issued will be entitled to have title to the Bonds registered in their names and to receive individual Definitive Certificates ("Definitive Certificates") if either Euroclear or Clearstream (or any other clearing system (an "Alternative Clearing System") as shall have been designated by the Issuer and the Guarantor and approved by the Trustee on behalf of which the Bonds evidenced by this Global Certificate may be held) is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so.

In such circumstances, the Issuer at its own expense will cause sufficient individual Definitive Certificates to be executed and delivered to the Registrar for completion, authentication and despatch to the relevant holders of the Bonds. A person with an interest in the Bonds in respect of which this Global Certificate is issued must provide the Registrar with a written order containing instructions and such other information as the Issuer and the Registrar may require to complete, execute and deliver such individual Definitive Certificates.

This Global Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration in the register of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Global Certificate is issued.

The Conditions are modified as follows in so far as they apply to the Bonds in respect of which this Global Certificate is issued.

The Registrar will not register the exchange of interests in this Global Certificate for individual Definitive Certificates for a period of 15 calendar days preceding the due date for any payment of principal in respect of the Bonds.

Meetings

The registered holder (as defined in the Conditions) of this Global Certificate will be treated as being two persons for the purposes of any quorum requirements of a meeting of Bondholders and, at any such meeting, as having one vote in respect of each US$1,000 in principal amount of Bonds for which this Global Certificate is issued. The Trustee may allow a person with an interest in Bonds in respect of which this Global Certificate has been issued to attend and speak at a meeting of Bondholders on appropriate proof of his identity and interest.

Cancellation

Cancellation of any Bond by the Issuer following its redemption, conversion or purchase will be effected by a reduction in the principal amount of the Bonds in the register of Bondholders.

Trustee's Powers

In considering the interests of Bondholders while this Global Certificate is registered in the name of a nominee for a clearing system, the Trustee may, to the extent it considers it appropriate to do so in the circumstances, (a) have regard to any information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of the Bonds and (b) consider such interests on the basis that such accountholders were the holders of the Bonds in respect of which this Global Certificate is issued.

Conversion

Subject to the requirements of Euroclear and Clearstream (or any Alternative Clearing System), the Conversion Rights attaching to the Bonds in respect of which this Global Certificate is issued may be exercised by the presentation thereof to or to the order of the Principal Agent of one or more Conversion Notices duly completed by or on behalf of a holder of a book-entry interest in such Bonds. Deposit of this Global Certificate with the Principal Agent together with the relevant Conversion Notice(s) shall not be required. The exercise of the Conversion Right shall be notified by the Principal Agent to the Registrar and the holder of this Global Certificate.

Payment

Payments of principal in respect of Bonds represented by this Global Certificate will be made without presentation or if no further payment falls to be made in respect of the Bonds, against presentation and surrender of this Global Certificate to or to the order of the Principal Agent or such other Paying Agent as shall have been notified to the Bondholders for such purpose.

Notices

So long as the Bonds are represented by this Global Certificate and this Global Certificate is held on behalf of Euroclear or Clearstream or the Alternative Clearing System, notices to Bondholders may be given by delivery of the relevant notice to Euroclear or Clearstream or the Alternative Clearing System, for communication by it to entitled accountholders in substitution for notification as required by the Conditions.

Bondholder's Redemption

The Bondholder's redemption options in Conditions 7.4, 7.5 and 7.6 may be exercised by the holder of this Global Certificate giving notice to the Principal Agent of the principal amount of Bonds in respect of which the option is exercised and presenting this Global Certificate for endorsement or exercise within the time limits specified in the Conditions.

Redemption at the option of the Issuer

The option of the Issuer provided for in Condition 7.2 shall be exercised by the Issuer giving notice to the Bondholders within the time limits set out in and containing the information required by that Condition and Condition 7.10.

Registration of Title

Certificates in definitive form for individual holdings of Bonds will not be issued in exchange for interests in Bonds in respect of which the Global Certificate is issued, except if either Euroclear or Clearstream is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so.

Transfers

Transfers of interests in the Bonds will be effected through the records of Euroclear and Clearstream and their respective participants in accordance with the rules and procedures of Euroclear and Clearstream and their respective direct and indirect participants.

Enforcement

For the purposes of enforcement of the provisions of the Trust Deed against the Trustee, the persons named in a certificate of the holder of the Bonds in respect of which this Global Certificate is issued shall be recognised as the beneficiaries of the trusts set out in the Trust Deed, to the extent of the principal amount of their interest in the Bonds set out in the certificate of the holder, as if they were themselves the holders of the Bonds in such principal amounts.

This Global Certificate shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

This Global Certificate is governed by, and shall be construed in accordance with, English law.

In witness whereof the Issuer has caused this Global Certificate to be signed on its behalf.

Dated 15 December 2004

CNOOC FINANCE (2004) LIMITED



By: ...................................

Director/Authorised Signatory



Certificate of Authentication

Certified that the above-named holder is at the date hereof entered in the register of Bondholders as holder of the above-mentioned principal amount of Bonds.

J.P. MORGAN BANK LUXEMBOURG S.A. as Registrar

By:..............................

Authorised Signatory

Dated:

                                  Schedule A
        Schedule of Reductions in Principal Amount of Bonds in respect of which this Global Certificate is Issued

The following reductions in the principal amount of Bonds in respect of which this Global Certificate is issued have been made as a result of: (i) exercise of the Conversion Rights attaching to Bonds, or (ii) redemption of Bonds, or
(iii) purchase and cancellation of the Bonds or (iv) issue of Definitive Certificates in respect of the Bonds:

Date of Conversion/      Amount of             Principal Amount of    Notation made by or
Redemption/ Purchase     increase/decrease     this Global            on behalf of the
and cancellation of      in principal amount   Certificate            Registrar
the Bonds/Issue of       of this Global        following such
Definitive               Certificate           increase/decrease
Certificates (stating
which)

                PRINCIPAL PAYING, CONVERSION AND TRANSFER AGENT

                   JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

                                 Trinity Tower
                             9 Thomas More Street
                                London E1W 1YT
                                United Kingdom

                                   REGISTRAR

                       J.P. MORGAN BANK LUXEMBOURG S.A.

                                5, rue Plaetis
                            L-2338 Luxembourg Grund

                               Form of Transfer

FOR VALUE RECEIVED the undersigned hereby transfers the following principal amounts of Bonds in respect of which the Global Certificate is issued, and all rights in respect thereof, to the transferee(s) listed below:


Principal Amount transferred                             Name, address and account for payments of
                                                         transferee










Dated : ............................................     Certifying Signature : ........................................

Name : ............................................



Notes:

(i) A representative of the Bondholder should state the capacity in which he signs e.g. executor.

(ii) The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Principal Agent or the Registrar may require.

                                  SCHEDULE 3
                    Provisions for Meetings of Bondholders

1

1.1 A holder of a Bond may by an instrument in writing (a "form of proxy") in the form available from the specified office of any Agent in English signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the Agent not later than 24 hours before the time fixed for any meeting, appoint any person (a "proxy") to act on his or its behalf in connection with any meeting or proposed meeting of Bondholders.

1.2 A holder of a Bond which is a corporation may by delivering to any Agent not later than 24 hours before the time fixed for any meeting a resolution of its directors or other governing body in English authorise any person to act as its representative (a "representative") in connection with any meeting or proposed meeting of Bondholders.

1.3 A proxy or representative so appointed shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Bondholders specified in such appointment, to be the holder of the Bonds to which such appointment relates and the holder of the Bond shall be deemed for such purposes not to be the holder.

2 Each of the Issuer, the Guarantor and the Trustee may at any time convene a meeting of Bondholders. If the Trustee receives a written request by Bondholders holding at least 10 per cent. in principal amount of the Bonds for the time being outstanding and is indemnified and/or secured to its satisfaction against all costs and expenses, the Trustee shall convene a meeting of Bondholders. Every meeting shall be held at a time and place approved by the Trustee.

3 At least 21 days' notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Bondholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting, be given in the manner provided in the Conditions and shall specify, unless the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall include a statement to the effect that the holders of Bonds may appoint proxies by executing and delivering a form of proxy in English to the specified office of an Agent not later than 24 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution in English of their directors or other governing body and by delivering an executed copy of such resolution to the Agent not later than 24 hours before the time fixed for the meeting.

4 A person (who may, but need not, be a Bondholder) nominated in writing by the Trustee may act as chairman of a meeting but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Bondholders present shall choose one of their number to be chairman, failing which the Issuer, failing which the Guarantor may appoint a chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

5 At a meeting two or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 10 per cent. in principal amount of the Bonds for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted unless the requisite quorum be present at the commencement of business. The quorum at a meeting for passing an Extraordinary Resolution shall (subject as provided below) be two or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate over 50 per cent. in principal amount of the Bonds for the time being outstanding provided that the quorum at any meeting the business of which includes any of the matters specified in the proviso to paragraph 16 shall be two or more persons so present holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 75 per cent. in principal amount of the Bonds for the time being outstanding.

6 If within 15 minutes from the time fixed for a meeting a quorum is not present the meeting shall, if convened upon the requisition of Bondholders or if the Issuer, the Guarantor and the Trustee agree, be dissolved. In any other case it shall stand adjourned to such date, not less than 14 nor more than 42 days later, and to such place as the chairman may decide. At such adjourned meeting two or more persons present in person holding Bonds or being proxies or representatives (whatever the principal amount of the Bonds so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting provided that at any adjourned meeting at which is to be proposed an Extraordinary Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 16 the quorum shall be two or more persons so present holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 25 per cent. in principal amount of the Bonds for the time being outstanding.

7 The chairman may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place but no business shall be transacted at an adjourned meeting which might not lawfully have been transacted at the meeting from which the adjournment took place.

8 At least 10 days' notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.

9 Each question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Bondholder or as a holder of a voting certificate or as a proxy or representative.

10 Unless a poll is (before or on the declaration of the result of the show of hands) demanded at a meeting by the chairman, the Issuer, the Guarantor, the Trustee or by one or more persons holding one or more Bonds or being proxies or representatives and holding or representing in the aggregate not less than two per cent. in principal amount of the Bonds for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

11 If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

12 A poll demanded on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13 The Issuer, the Guarantor and the Trustee (through their respective representatives) and their respective financial and legal advisers may attend and speak at any meeting of Bondholders. No one else may attend or speak at a meeting of Bondholders unless he is the holder of a Bond or is a proxy or a representative.

14 On a show of hands every holder who is present in person or any person who is present and is a proxy or a representative shall have one vote and on a poll every person who is so present shall have one vote in respect of each Bond produced or in respect of which he is a proxy or a representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

15     A proxy need not be a Bondholder.

16 A meeting of Bondholders shall, subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Trust Deed, have power exercisable by Extraordinary Resolution:

16.1 to sanction any proposal by the Issuer or the Guarantor for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders against the Issuer or the Guarantor whether or not such rights arise under this Trust Deed;

16.2 to sanction the exchange or substitution for the Bonds of, or the conversion of the Bonds into, shares, bonds, or other obligations or securities of the Issuer or the Guarantor or any other entity;

16.3 to assent to any modification of this Trust Deed or the Bonds which shall be proposed by the Issuer, the Guarantor or the Trustee;

16.4 to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution;

16.5 to give any authority, direction or sanction required to be given by Extraordinary Resolution;

16.6 to appoint any persons (whether Bondholders or not) as a committee or committees to represent the interests of the Bondholders and to confer on them any powers or discretion which the Bondholders could themselves exercise by Extraordinary Resolution;

16.7 to approve the substitution of any entity for the Issuer or the Guarantor (or any previous substitute) as principal debtor under this Trust Deed;

16.8   to approve a proposed new Trustee and to remove a Trustee; and

16.9 to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Bonds,

       provided that the special quorum provisions contained in the proviso to paragraph 5 and, in the case of an adjourned meeting, in the proviso to paragraph 6 shall apply for the purpose of considering proposals to instruct the Trustee to withdraw a notice declaring an Event of Default under Condition 9.1 or making any modification to the provisions contained in this Trust Deed or the Bonds which would have the effect of:

       16.9.1  modifying the due date for any payment in respect of the Bonds;
               or

       16.9.2 reducing or cancelling the amount of principal, default interest or Equivalent Amount in respect of the Bonds; or

       16.9.3  changing the currency of payment of the Bonds; or

       16.9.4 modifying or cancelling the Conversion Rights or the put options specified in the provisions of Conditions 7.4, 7.5 or 7.6; or

       16.9.5  modifying or cancelling the Guarantee; or

       16.9.6 modifying the provisions contained in this Schedule concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution or sign a resolution in writing; or

       16.9.7  amending this proviso.

17 An Extraordinary Resolution passed at a meeting of Bondholders duly convened and held in accordance with this Trust Deed shall be binding on all the Bondholders, whether or not present at the meeting, and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

18 The expression "Extraordinary Resolution" means a resolution passed at a meeting of Bondholders duly convened and held in accordance with these provisions by a majority consisting of not less than three-quarters of the votes cast.

19 A resolution in writing signed by or on behalf of the Bondholders of not less than 90 per cent. of the aggregate principal amount of the Bonds who for the time being are entitled to receive notice of a meeting in accordance with these provisions shall for all purposes be as valid as an Extraordinary Resolution passed at a meeting of Bondholders convened and held in accordance with these provisions. Such resolution in writing may be in one document or several documents in like form each signed by or on behalf of one or more of the Bondholders.

20 Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting of Bondholders, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

21 Subject to all other provisions contained in this Trust Deed the Trustee may without the consent of the Bondholders prescribe such further regulations regarding the holding of meetings and attendance and voting at them or regarding the making of resolutions in writing as the Trustee may in its sole discretion determine including (without limitation) such regulations and requirements as the Trustee thinks reasonable to satisfy itself that persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and that those who purport to attend or vote at a meeting or to sign a written resolution are entitled to do so.



In witness whereof this Trust Deed has been executed as a deed on the date stated at the beginning.



CNOOC FINANCE (2004) LIMITED

By:  Huang Xiao Feng (sd.)





CNOOC LIMITED

By:  Huang Xiao Feng (sd.)

THE COMMON SEAL of....                             )  Jeffrey Griffey (sd.)

J.P. MORGAN CORPORATE TRUSTEE SERVICES LIMITED     )

was hereunto affixed in the presence of:           )  Phillip Townsend (sd.)